Exhibit 10.26

TRUST AGREEMENT RELATING TO

HASI SYB 2013-1 TRUST

Dated as of December 20, 2013

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SCHEDULE 1	—	Contract Payments Schedule
SCHEDULE 2	—	Note Payment Schedule
EXHIBIT A-1	—	Form of Collateralized Debt Note
EXHIBIT A-2	—	Form of Residual Trust Certificate
EXHIBIT B	—	Form of Transferee Certificate
EXHIBIT C	—	Trustee Fee Description
EXHIBIT D	—	Form of Promissory Note
EXHIBIT E	—	Form of Security Agreement

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This TRUST AGREEMENT herein, as amended, modified or supplemented from time to time as permitted hereby, and including the Exhibits and Schedules hereto, this “Trust Agreement”), dated as of December 20, 2013, is entered into with respect to the formation of the HASI SYB 2013-1 Trust (the “Trust”) by HASI SYB I LLC, a Maryland limited liability company (“HASI SYB”), HAT SYB I LLC, a Maryland limited liability company (“HAT SYB”, and together with HASI SYB, the “Borrowers” and each, a “Borrower”), The Bank of New York Mellon, as Trustee and Hannon Armstrong Capital, LLC, as Servicer.

R E C I T A L S

WHEREAS, from time to time, certain contractors (each including its successors and assigns, a “Vendor”) and certain agencies or departments of the governmental customers (each, a “Governmental Obligor”), have entered and/or will in the future enter into task orders, delivery orders, authorizations or other contracts to commence the supply and/or performance of certain goods and/or services to such Governmental Obligor as provided for therein (each as amended, modified, supplemented, renewed or extended from time to time in accordance therewith, together with all exhibits, schedules, annexes and other attachments thereto, collectively, a “Contract Obligation”); and

WHEREAS, each Borrower is the assignee and owner of certain monies due or to become due under Contract Obligations (the “Contract Payments”) as further described in the related Security Agreement; and

WHEREAS, pursuant to Article II and a Promissory Note, the Trust shall make a loan to each Borrower with the proceeds of the Purchase Price paid by the initial Noteholder for the Note, which Promissory Notes will be secured by the Contract Payments and other Collateral described in the related Security Agreements, and the Trustee shall hold the Collateral and other assets part of the Trust Estate in trust for the benefit of the Noteholder and Residual Certificateholders;

WHEREAS, the Trustee, upon the execution and delivery of this Trust Agreement, hereby declares the creation of this Trust for the benefit of the Noteholder and Residual Certificateholders, and the Noteholder and Residual Certificateholders by their respective acceptances of the Notes and Residual Trust Certificates agree to be bound by the terms of this Trust Agreement;

WHEREAS, to facilitate the making of the secured loans pursuant to the Promissory Notes and Security Agreements by the Trust, the Trustee is undertaking to perform certain administrative and ministerial duties hereunder in exchange for the payment of the Trustee Fee under and pursuant to the terms hereof; and

WHEREAS, the Servicer has the capacity to provide the services required hereby and is willing to perform such services for the Trust and the Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all references in this Trust Agreement to designated “Articles,” “Exhibit,” “Schedule,” “Section,” “§s” and other subdivisions are to the designated Articles, Exhibits, Schedules, Sections, §s and other subdivisions of this Trust Agreement; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

“Acceptable Bank” shall mean any bank or trust company (including the Trustee if it satisfies the following conditions) (i) which is organized under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal and/or State banking authorities, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of “A” or better by S&P or “A2” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing.

“Account” shall mean one of the accounts established within the Trust Estate pursuant to Article IV or a Trust Agreement Supplement.

“Act” when used with respect to any Noteholder, shall have the meaning specified in §1.04(a).

“Affiliate” shall mean, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person and (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Person or any entity of which such Persons beneficially owns or holds in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlled” and “under common control” have meanings correlative to the foregoing.

“Agent” shall mean the party designated by the Trustee in accordance with §7.05.

“Authorized Representative” shall mean: (i) when used with respect to the Trustee, the president, any managing director, any senior vice president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer or any assistant treasurer; and (ii) when used with respect to any other party, the president, any senior vice president, any vice president, the treasurer, any assistant treasurer, any member or any manager.

“Avoidable Tax” shall have the meaning specified in §6.08(d).

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of New York (or any other state in which the Corporate Trust Office shall be located) are authorized or obligated by law or executive order to be closed.

“Closing Date” shall mean the date on which the conditions precedent set forth in §2.05 shall have been satisfied, the Trust makes the Secured Loans and the Trust issues the initial Note and Residual Trust Certificates.

“Collateral” shall have the same meaning as when such term is used in the Security Agreements.

“Construction Account” shall mean the Account established by the Trustee within the Trust Estate pursuant to §4.06.

“Contract Payments Schedule” shall mean the schedule of payments set forth on Schedule 1 hereto with respect to the Contract Payments due in connection with the Notes.

“Corporate Trust Office” shall mean the office of the Trustee in the city at which at any particular time its corporate trust business shall be principally administered which as of the date hereof is located at 101 Barclay Street, 7W, New York, New York.

“Default” shall mean or an event that, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Delinquency Advance” shall have the meaning specified in §12.12(1).

“Direction” shall have the meaning specified in §1.04(c).

“Event of Default” shall mean an event described in §5.01.

“Fractional Undivided Interest” shall mean the fraction represented by the outstanding Principal of a Note over the outstanding Principal of all Notes.

“Interest” shall mean, with respect to any Note, the amounts denominated as such in the Note Payment Schedule set forth in such Note, as such amounts may be affected by any Principal payments on or redemption or acceleration of the Notes.

“Majority Noteholder” shall mean the Noteholder(s) evidencing Fractional Undivided Interests aggregating not less than a majority of outstanding Principal of all Notes.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Note” shall mean any one of the Collateralized Debt Notes executed and authenticated by the Trustee, substantially in the form of Exhibit A-1 hereto, but in no event shall Notes include any Residual Trust Certificate.

“Note Payment Schedule” shall mean the Note payment schedule attached to the related Note.

“Note Principal Balance” shall mean, with respect to a Note on any date of determination thereof, an amount equal to the Original Note Principal Balance, reduced by the sum of each payment of Principal actually made on and with respect to such Note.

“Note Purchase Agreement” shall mean each Note Purchase Agreement dated as of December 20, 2013 between the Trustee and the initial Noteholder identified therein, as supplemented or amended from time to time.

“Noteholder” shall mean the Person or Persons, as the context requires, in whose name a Note is registered in the Register.

“Officer’s Certificate” shall mean a certificate signed by an Authorized Representative.

“Operative” shall have the meaning specified in §12.11.

“Opinion of Counsel” shall mean a written opinion of legal counsel who may be such counsel as may be designated by the Person required to deliver or cause the delivery of such opinion whether or not such counsel is an employee of the Person required to deliver or cause the delivery of such opinion and who shall be reasonably acceptable to the recipient or recipients of such opinion.

“Original Note Principal Balance” shall mean an aggregate amount equal to $100,000,000.

“Outstanding” when used with respect to Notes and Residual Trust Certificates, shall mean, as of any date of determination, all Notes and Residual Trust Certificates theretofore authenticated and delivered under this Trust Agreement, except:

(a) Notes and Residual Trust Certificates theretofore cancelled by the Trustee; and

(b) Notes and Residual Trust Certificates in exchange for or in lieu of which other Notes and Residual Trust Certificates have been authenticated and delivered pursuant to this Trust Agreement.

“Payment Date” shall mean each payment date set forth on the applicable Note Payment Schedule or, in case of any acceleration or redemption, such other date or dates as established in accordance herewith; or if such day is not a Business Day, the next succeeding Business Day.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal” shall mean the amounts denominated as such in the applicable Note Payment Schedule, as reduced from time to time by payments or redemptions thereof.

“Promissory Note” shall mean each Promissory Note issued by a Borrower pursuant to §2.05(a), each substantially in the form of Exhibit D.

“Purchase Price” shall mean the “Purchase Price” for such Notes set forth in each applicable Note Purchase Agreement.

“Record Date” shall mean, with respect to any Payment Date, the date which is fifteen (15) days (or if such date is not a Business Day, the preceding Business Day) before such Payment Date or such other special Record Date as established by the Trustee in accordance herewith.

“Redemption Date” shall mean, when used with respect to a Note or Residual Trust Certificate to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement.

“Redemption Price” shall mean, when used with respect to the Note to be redeemed, the price at which it is to be redeemed pursuant to this Trust Agreement and the terms of the Note.

“Register” shall mean the register maintained pursuant to §3.03.

“Request” shall have the meaning specified in §1.02.

“Required Noteholders” shall mean the holders of Notes evidencing Fractional Undivided Interests aggregating not less than 66-2/3% of outstanding Principal of all Notes.

“Residual Trust Certificate” shall mean the Residual Trust Certificate substantially in the form of Exhibit A-2 hereto issued by the Trustee to a Residual Certificateholder relating to a residual interest in the Trust.

“Residual Certificateholder” shall mean the Person in whose name a Residual Trust Certificate is registered in the Register.

“Responsible Officer” shall mean the officer of the Trustee with the primary responsibility for the administration of the Trust and performing the functions of the Trustee under this Trust Agreement, and with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“S&P” shall mean Standard & Poor’s Rating Services, a Division of the McGraw-Hill Companies, Inc.

“Secured Loan” shall have the meaning specified in §2.05(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean each Security Agreement between a Borrower and the Trustee executed and delivered pursuant to §2.05(a), each substantially in the form of Exhibit E.

“Servicer” shall mean Hannon Armstrong Capital, LLC, as Servicer, or its successor in interest, and any successor servicer appointed as provided herein.

“Specified Investments” shall mean any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) federal funds, deposit accounts, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by an Acceptable Bank (including the Trustee or any agent of the Trustee, acting in its respective commercial capacities);

(iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less, where the Trustee takes possession of such security and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the next Payment Date;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from S&P, no lower than A-1 (or an equivalent rating from Moody’s), with respect to short-term debt obligations, and within one of the two highest rating categories applicable to long-term debt obligations from either S&P or Moody’s, with respect to long-term debt obligations; provided, however, that securities issued by such corporations will not be Specified Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporations and held in the Accounts to exceed 10% of the aggregate principal amount of all Specified Investments in the Accounts;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than two hundred seventy (270) days after the date of issuance thereof) rated by S&P no lower than A-1;

(vi) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts;

(vii) any demand money market or time deposit or obligation or interest bearing or other security or investment which invests exclusively in any of the obligations described in (i) or (ii) above;

(viii) Securities and Exchange Commission registered money market mutual funds that invest primarily in direct obligations issued by the United States Treasury and repurchase agreements backed by those obligations, including funds for which the Trustee or an Affiliate of the Trustee acts as an advisor, and rated in the highest category by S&P and Moody’s;

(ix) a guaranteed investment contract issued by an insurance company or other corporation having a long term unsecured debt rating or a claims paying ability rated or guaranteed by an entity rated in one of the two highest rating categories by S&P and Moody’s; and

(x) any other obligation or securities which are approved by the Noteholders in writing as a Specified Investment;

provided, however, that no such instrument shall be a Specified Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. With respect to any Payment Date, Specified Investments shall include only obligations or securities that mature or as to which the Trustee may make withdrawals without penalty (monetary or otherwise) before the next Payment Date.

“Subaccount” shall mean any subaccount held within an Account.

“Transaction Documents” shall mean this Trust Agreement, the Promissory Notes, the Security Agreements, the Note Purchase Agreements, the Notes, and the Residual Trust Certificates.

“Trust” has the meaning assigned thereto in the recitals.

“Trust Agreement” has the meaning assigned thereto in the recitals.

“Trust Agreement Supplement” shall mean an amendment, modification or supplement to this Trust Agreement in accordance with the terms hereof.

“Trust Estate” shall mean all right, title, estate, claims and demands owned or otherwise assigned to the Trustee (i) in, to and under the Promissory Notes and Security Agreements and any amendments, supplements, documents and other instruments relating thereto, and all rights, powers, privileges, options and other benefits of the related Borrower or the Trustee thereunder, including, but not limited to, (A) the immediate and continuing right to receive and collect all payments when due under the Promissory Notes and Security Agreements, (B) the right to make all waivers and agreements and to enter into any amendments relating to the Promissory Notes and Security Agreements or any provision thereof, and (C) the right to take such action upon the occurrence of a Default or Event of Default under the Promissory Notes or Security Agreements, (ii) the Purchase Price received by the Trustee for the benefit of the Trust, (iii) all Accounts established for the benefit of the Trust under the Trust Agreement or under the Promissory Notes or Security Agreements, (v) all monies and investments held in the Accounts for the benefit of the Trust, (vi) all other related property and assets held by the Trustee for the benefit of the Trust, and (vii) all proceeds of the foregoing.

“Trustee” shall mean The Bank of New York Mellon, as Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

“Trustee Fee” shall mean the fee which the Trustee in its individual capacity shall receive with respect to the administration of the Notes and the Residual Trust Notes and the performance in the ordinary course of its duties under this Trust Agreement which includes the activities described in Exhibit C hereto, which shall be equal to the amounts and paid on the dates as set forth on Exhibit C.

“Underlying Financing Agreements” shall have the meaning assigned thereto in the applicable Security Agreement.

Section 1.02. Noteholders’ Request. Upon any application or request by the Majority Noteholder to the Trustee to take any action under any provision of this Trust Agreement, the Majority Noteholder shall furnish to the Trustee an instrument in writing (a “Request”) describing the action such Noteholder requests the Trustee to take and, if such action is not a duty of the Trustee specifically required hereunder, upon Trustee’s request, an Opinion of Counsel to the effect that such action is permitted under the terms of this Trust Agreement. The Trustee shall be entitled to rely on the genuineness of such Request as set forth in §6.02(a).

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Noteholder. (a) Any direction, consent, waiver or other action provided by this Trust Agreement to be given or taken by a Noteholder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholder in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholder signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Trustee if made in the manner provided in this Section.

(b) The fact and date of the execution of any instrument or writing, or the authority of the Person executing the same, may be proved in any reasonable manner which the Trustee deems sufficient.

(c) In determining whether the Noteholder of the requisite Fractional Undivided Interests of Notes outstanding have given any direction, consent or waiver (a “Direction”) or any Request, under this Trust Agreement, Notes owned by any Borrowers or any Affiliate of the Borrowers shall be disregarded and deemed not to be Outstanding under this Trust Agreement for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction or any such Request, only Notes which the Trustee knows to be so owned by any of the aforementioned Persons shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Borrower, or any Affiliate of any Borrower and such pledgee provides adequate security or indemnity to the Trustee. Any Direction delivered by a Noteholder shall be provided to the Trustee in writing.

(d) Any Direction or other action by a holder of any Note shall bind the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note; provided, however, that no such agreement shall change in any manner the amount of, or timing of, payments which are required to be distributed to any Noteholder in connection with an existing Note without the consent of the Noteholder of such Note.

(e) Except as otherwise provided in §1.04(c), Notes owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Trust Agreement, without preference, priority, or distinction as among all of the Notes.

ARTICLE II

CONVEYANCE AND ACQUISITION OF TRUST ESTATE;

ISSUANCE OF NOTES

Section 2.01. Settlor and Initial Trustor; Beneficiaries. The Residual Certificateholders hereby appoint the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. Each Residual Certificateholder hereby acknowledges and agrees that it is acting as a settlor and initial trustor of the Trust and in no event shall the Noteholder, the Servicer or the Trustee be the settlor or trustor of the Trust. The Residual Certificateholders shall be the beneficial owners of the Trust, which is being established and created pursuant to the terms set forth herein for the benefit of the Noteholder, as a creditor beneficiary of this Agreement.

Section 2.02. Initial Corpus of the Trust. The Residual Certificateholders hereby assign, transfer, convey and set over to the Trustee, as of the date hereof, the sum of Ten Dollars ($10.00). The Trustee acknowledges that it has deposited in trust the sum of Ten Dollars ($10.00) received by the Residual Certificateholders, which sum constitutes the original trust estate.

Section 2.03. Execution of Certain Documents. The Trustee is hereby authorized and directed by the Residual Certificateholders to execute and deliver, as trustee on behalf of the Trust, from time to time, any and all agreements and documents including the Notes which may be required in order to issue and sell the Notes and to acquire, accept or otherwise deal with the Trust Estate and to take such other action in connection with the foregoing as the Majority Noteholder may from time to time direct in writing with respect to the Notes.

Section 2.04. Declaration of Trust. By virtue of the execution and delivery of this Trust Agreement and the deposit by the Residual Certificateholders with the Trustee of $10.00 to be held in trust in accordance with the terms of this Trust Agreement, the receipt of which is hereby acknowledged, there is hereby established and created the “HASI SYB 2013-1 Trust”. The Trustee hereby accepts the Trust created hereby and declares that it will hold all estate, right, title and interest of such Trust in and to the Trust Estate and any property, now existing or hereafter created, which is at any time conveyed to the Trustee, as Trustee of the Trust, pursuant to the terms and conditions of this Trust Agreement in trust, all in accordance with the terms and conditions of this Trust Agreement. The Trustee shall have no power to create, assume or incur indebtedness or other liabilities other than in performance of its duties and obligations hereunder or as contemplated in the Transaction Documents and shall not create, incur, assume or, to the extent within its control, suffer to exist any lien upon or with respect to the Trust Estate.

Section 2.05. Conveyance of Trust Estate. (a) In relation to the Closing Date, pursuant to one or more Promissory Notes dated as of even date herewith and this §2.05, the Trust has made a loan to each Borrower named therein and pursuant to one or more Security Agreements dated as of even date herewith and this §2.05, each Borrower named therein has granted the Trust a security interest over the Collateral described therein to secure its obligations under the related Promissory Notes (the “Secured Loan”). The Secured Loan, including all rights in any related Collateral, is held by the Trustee in trust for the benefit of the Noteholder and Residual Certificateholders.

(b) The Trustee shall also be entitled to and shall take all available steps, actions and proceedings reasonably necessary in its judgment to enforce all of the rights of each Borrower and all of the obligations of each Borrower under the related Promissory Notes and Security Agreements. Each Borrower hereby covenants and agrees to take any such action as the Trustee may reasonably request to further convey any interest in any item of the Trust Estate to the Trustee and to provide such further assurances as the Trustee may reasonably request to vest in this Trust all its right, title and interest in the Trust Estate.

(c) On the Closing Date, and subject to the satisfaction by the Borrowers or waiver by the Majority Noteholder all conditions precedent to the making of the Secured Loan and to the issuance of the Note and Residual Trust Certificates on the Closing Date, including, without limitation, the following conditions the Trust shall make such Secured Loan to the Borrowers and the Borrowers shall issue the related Promissory Notes to the Trust and collaterally assign the related Collateral to the Trust pursuant to the terms of each related Security Agreement, all to be held in trust for the benefit of the initial Noteholder and Residual Certificateholders.

(i) Such Borrower shall have delivered to the Trustee a duly executed counterpart of a Promissory Note and Security Agreement and all items required thereunder, which shall include a description of the related Collateral and any other exhibits listed thereon;

(ii) Such Borrower was not insolvent at the time of the making of such Secured Loan and such Borrower will not be made insolvent by such Secured Loan and such Borrower is not aware of any pending insolvency of such Borrower, as evidenced by an Officer’s Certificate with respect to the foregoing;

(iii) The representations and warranties of such Borrower contained in the applicable Promissory Notes and Security Agreements shall be true and correct as of the Closing Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and such Borrower shall have delivered to the Trustee an Officer’s Certificate to such effect;

(iv) The satisfaction of each condition precedent specified in the Note Purchase Agreement and such Borrower shall have delivered to the Trustee an Officer’s Certificate to such effect;

(v) No Default or Event of Default shall have occurred and be continuing and such Borrower shall have delivered to the Trustee an Officer’s Certificate to such effect;

(vi) Following the purchase of such Secured Loan and the issuance of any related Notes, there shall be no more than ninety-five (95) Noteholders in the aggregate;

(vii) Such Borrower shall have delivered and authorized Uniform Commercial Code financing statements to be filed by such Borrower on behalf of the Trustee, naming such Borrower as debtor, the Trustee on behalf of the Noteholders and Residual Certificateholders as secured party, and listing the related Collateral; and

(viii) The Trustee shall have received such further documents, opinions, money or securities, if any, as are required by the provisions of the Transaction Documents providing for the execution and delivery of the Notes and Residual Trust Certificates.

Section 2.06. Issuance of Note and Residual Trust Certificates. Upon the satisfaction of the closing conditions with respect to the Closing Date, the Borrowers shall direct the Trustee to execute, authenticate and deliver (a) the Note to be issued on the Closing Date to the initial Noteholder in the aggregate Principal amount equal to the Original Note Principal Balance, and (b) the Residual Trust Certificates, together evidencing the entire ownership of the Trust. The Trustee shall execute, authenticate and deliver the Note and the Residual Trust Certificates on the Closing Date, in authorized denominations and in such Principal amounts designated by the initial Noteholder and directed by the applicable Borrower, so as to result in the issuance by the Trust of the Note in an aggregate equal to the Original Note Principal Balance. Except as provided in §§3.03 and 3.04 and otherwise provided in this Trust Agreement, the Trustee shall not execute or deliver Notes in an aggregate amount in excess of Original Note Principal Balance.

Section 2.07. Acceptance by Trustee. The Trustee’s execution and delivery of this Trust Agreement and the Promissory Notes and Security Agreements shall evidence its acknowledgement of receipt of the Secured Loans, including all rights in the Collateral, and its declaration that the Trustee holds and will hold the related Secured Loan, including all rights in the Collateral, together with all other property constituting the Trust Estate, for the benefit of the Noteholder and Residual Certificateholders, and their respective successors and assigns permitted hereunder, upon the terms herein set forth. By its payment for and acceptance of the Note issued to it hereunder, each Noteholder agrees to be bound by the terms of this Trust Agreement. By its payment for and acceptance of any Residual Trust Certificate issued to it hereunder, each Residual Certificateholder thereby agrees to be bound by the terms of this Trust Agreement.

Section 2.08. Limitation of Powers. The Trust is constituted solely for the purpose of making the Secured Loans as described in this Trust Agreement and any Trust Agreement Supplements thereto, and, except as set forth herein with respect to Specified Investments, the Trustee is not authorized or empowered to acquire any other investments or engage in any other activities. In addition, the Trust shall not: (i) make a public offering of any securities; (ii) purchase any security issued by a registered investment company nor sell any security to any registered open-end investment company; and (iii) at any time sell or otherwise transfer (nor has it done so in the past) ownership of any security issued by it to any Person who, at the time of such sale or transfer, is not a “qualified purchaser” as such term is defined by §2(a)(51) of the Investment Company Act of 1940, as amended from time to time.

Section 2.09. Intended Characterization; Certain Tax Matters. (a) This Trust Agreement and the Note and Residual Trust Certificates have been structured with the intention that the Note and Residual Trust Certificates will be treated as debt for federal income tax purposes. Each Noteholder and Residual Certificateholder by its acquisition of a Note or Residual Trust Certificate agrees for all purposes to treat the Note and Residual Trust Certificate consistently with such intent. The parties intend and agree to treat the Notes and Residual Trust Certificates as debt for all tax and non-tax purposes, including regulatory and financial accounting purposes. If, contrary to the intent of the parties, the Note and Residual Trust Certificates are determined not to constitute indebtedness for federal income tax purposes, none of the Trustee or the Noteholder or Residual Certificateholders will elect to treat the Trust Agreement (and/or any related arrangements) as a corporation for federal income tax purposes.

(b) No ownership interest in any Note or Residual Trust Certificate shall be issued, sold, transferred, listed or otherwise exchanged at any time on an established securities market, including: (i) a national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or exempted from registration because of the limited volume of transactions; (ii) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfied regulatory requirements that are analogous to the regulatory requirements under the 1934 Act applicable to exchanges described in clause (i); (iii) a regional or local exchange; or (iv) an over-the-counter market, as the terms in clauses (i), (ii), (iii) and (iv) are defined for purposes of Section 7704 of the Internal Revenue Code of 1986.

(c) Notwithstanding anything in the Trust Agreement to the contrary, no transfer or issuance of any Note or Residual Trust Certificate or any direct or indirect interest therein shall be made absent the certification to the Trustee by each of the related transferee and transferor thereof that such transfer (i) would result in there being more than ninety-five (95) owners of the Notes or (ii) to any beneficial owner of an interest in a partnership, grantor trust or S corporation (herein referred to as a “Flow-through entity”) which Flow-through entity’s ownership, directly or indirectly through other Flow-through entities, of Notes or Residual Trust Certificates constitutes fifteen percent (15%) or more, measured by value, of such Flow-through entity’s assets.

ARTICLE III

THE NOTES AND RESIDUAL TRUST CERTIFICATES

Section 3.01. Form, Denomination and Execution of Notes and Residual Trust Certificates. The Notes and Residual Trust Certificates shall be in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively, with such omissions, variations and insertions as are permitted by this Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required and directed by the applicable Borrower to comply with applicable securities laws or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such Notes and Residual Trust Certificates. No Note or Residual Trust Certificate shall be eligible for deposit with the Depository Trust Company or any other depository, book-entry or certificateless system.

The Notes shall be issued in minimum denominations of $500,000.

The Notes and Residual Trust Certificates shall be executed on behalf of the Trustee by manual signature of a Responsible Officer of the Trustee. Notes and Residual Trust Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes and Residual Trust Certificates or did not hold such office at the date of such authentication and delivery. No Note or Residual Trust Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purposes, unless there appears on such Note or Residual Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A-1 or Exhibit A-2, respectively, with respect to the Note or Residual Trust Certificate executed by the Trustee by manual signature, and such certificate upon any Note or Residual Trust Certificate shall be conclusive evidence, and the only evidence, that such Note or Residual Trust Certificate has been duly authenticated and delivered hereunder. All Notes and Residual Trust Certificates shall be dated the date of their authentication.

Section 3.02. Authentication of Note and Residual Trust Certificates. The Trustee shall authenticate and deliver the Note and Residual Trust Certificates on the Closing Date in accordance with the terms of §2.06.

Section 3.03. Registration of Transfer and Exchange of Notes. (a) The Trustee shall cause to be kept at its principal office a register (the “Register”) in which the Trustee shall provide for the registration of the Note and Residual Trust Certificates and of transfers and exchanges of the Note and Residual Trust Certificates as herein provided. The names and addresses of the Noteholder and Residual Certificateholders, the transfers of the Note and Residual Trust Certificates and the names and addresses of the transferees of the Note and Residual Trust Certificates shall be registered in the Register.

Upon surrender for registration of transfer of any Note or Residual Trust Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes or Residual Trust Certificates in authorized denominations of a like Principal amount.

At the option of a Noteholder or Residual Certificateholder, Notes and Residual Trust Certificates may be exchanged for other Notes and Residual Trust Certificates of authorized denominations of a like Principal amount, upon surrender of the Note or Residual Trust Certificates to be exchanged at any such office or agency; provided, however, that any instruction to transfer a Residual Certificate shall be subject to and include the Majority Noteholder’s consent. Whenever any Note or Residual Trust Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Note or Residual Trust Certificate that the Noteholder or Residual Certificateholder making the exchange is entitled to receive. Every Note and Residual Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by a Noteholder or Residual Certificateholder thereof or such Noteholder’s or Residual Certificateholder’s attorney duly authorized in writing.

No service charge shall be made to a Noteholder or Residual Certificateholder for any registration of transfer or exchange of a Note or Residual Trust Certificate, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Note or Residual Trust Certificate.

Each Note and Residual Trust Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

(b) No transfer of any Note or Residual Trust Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If any such transfer of a Note or Residual Trust Certificate is to be made without registration or qualification, then, as a condition to the registration of any such transfer, the Trustee shall require, in order to assure compliance with such laws, receipt of (i) a certificate from such Noteholder’s or Residual Certificateholder’s prospective transferee substantially in the form attached as Exhibit B hereto; and (ii) if such transfer is effectuated during the first two years after the issuance of the Note or Residual Trust Certificate being transferred and §1 of the transferee’s certificate does not indicate that such transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act, an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Trustee in their respective capacities as such), together with the written certification(s) as to (A) the facts surrounding such transfer from the Noteholder or Residual Certificateholder desiring to effect such transfer and/or such Noteholder’s or Residual Certificateholder’s prospective transferee on which such Opinion of Counsel is based and (B) paragraphs 4, 5 and 6 of Exhibit B hereto from such prospective transferee.

The Trustee is not obligated to register or qualify any Note or Residual Trust Certificate under the Securities Act or any applicable securities law or to take any action not otherwise required under this Trust Agreement to permit the transfer of any Note or Residual Trust Certificate without registration or qualification.

As a condition to the purchase of any Note or Residual Trust Certificate, each prospective transferee of a Note shall (A) in the case of any Noteholder only, make the representations and warranties set forth in Section 6 of the Note Purchase Agreement and (B) be deemed to have represented and shall represent that such prospective transferee is acquiring the Note or Residual Trust Certificate for the purpose of investment and not with a view to the distribution thereof, and that such prospective transferee has no present intention of selling, negotiating or otherwise disposing of the Note or Residual Trust Certificate; it being understood, however, that the disposition of such transferee’s property shall at all times be and remain within its control. Each transfer of a Note or Residual Trust Certificate shall be made in compliance with the terms and provisions of this §3.03(b).

Section 3.04. Mutilated, Destroyed, Lost or Stolen Notes or Residual Trust Certificates. If (a) any mutilated Note or Residual Trust Certificate is surrendered to the Trustee, or the

Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note or Residual Trust Certificate and (b) there is delivered to the Trustee such security, indemnity or bond, as may be required by the Trustee to save it harmless, then, in the absence of notice to a Responsible Officer of the Trustee that such Note or Residual Trust Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note or Residual Trust Certificate, a new Note or Residual Trust Certificate of like Principal amount with, in the case of a Note, the same final Payment Date. In connection with the issuance of any new Note or Residual Trust Certificate under this §3.04, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Note or Residual Trust Certificate issued pursuant to this §3.04 shall constitute conclusive evidence of the appropriate Principal amount of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Note or Residual Trust Certificate shall be found at any time.

Section 3.05. Persons Deemed Owners. Prior to due presentation of a Note or Residual Trust Certificate for registration of transfer, the Trustee shall treat the person in whose name any Note or Residual Trust Certificate is registered as the owner of such Note or Residual Trust Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and the Trustee shall not be affected by any notice to the contrary.

Section 3.06. Cancellation. All Notes or Residual Trust Certificates surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person that is a party hereto other than the Trustee, be delivered by such Person to the Trustee for cancellation. No Note or Residual Trust Certificate shall be authenticated in lieu of or in exchange for any Note or Residual Trust Certificate cancelled as provided in this Section, except as expressly permitted by this Trust Agreement. Each cancelled Note and Residual Trust Certificate held by the Trustee shall be destroyed.

Section 3.07. Limitation of Liability for Payments. All payments or distributions made to the Noteholder and Residual Certificateholders under this Trust Agreement shall be made only from the Trust Estate and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of Article IV of this Trust Agreement. Each Noteholder or Residual Certificateholder, by its acceptance of such Note or Residual Trust Certificate, agrees that it will look solely to the distributions with respect to, income and proceeds from the Trust Estate (but only to the extent related to such Note or Residual Trust Certificate) to the extent available for distribution to the Noteholder or Residual Certificateholders thereof as provided in this Trust Agreement. Nothing in this Trust Agreement shall be construed as an agreement, or otherwise creating an obligation, of the Trustee to pay any of the amounts due from time to time in respect of the Note or Residual Trust Certificates. In connection with each Residual Trust Certificate, each Borrower, as an initial Residual Certificateholder, hereby acknowledges and agrees that it is only entitled to receive distributions, income and proceeds from the Trust Estate to the extent related to the Contract Payments pledged by such Borrower to the Trust pursuant to the applicable Security Agreement. Any such amounts due to a Residual Certificateholder shall be calculated by the Servicer, and distributed by the Trustee upon its receipt of a written direction with respect thereto from the Servicer.

Section 3.08. Residual Trust Certificate. The Trustee will issue to the applicable Borrower a Residual Trust Certificate in substantially the form of Exhibit A-2 hereto to evidence a fractional residual beneficial interest in the Trust in an amount and percentage to be calculated and directed by the Servicer, which is equal to (x) the then-current outstanding principal balance of the Promissory Note issued by such Borrower divided by (y) the aggregate Note Principal Balance as of the calculation date. Each Residual Trust Certificate shall bear a legend substantially to the following effect:

“This Residual Trust Certificate was originally issued in a transaction exempt from Registration under the United States Securities Act of 1933, as amended, and this Residual Trust Certificate may not be offered, sold or otherwise transferred in the absence of such Registration or an applicable exemption therefrom.”

ARTICLE IV

ESTABLISHMENT AND ADMINISTRATION OF ACCOUNTS

Section 4.01. Accounts. Within the Trust Estate created under this Trust Agreement or created under any Trust Agreement Supplement, there may be established with the Trustee the following accounts (each, an “Account”), to the extent required:

(a) the Note Payment Account described in §4.02; and

(b) the Construction Account described in §4.03.

The Trustee shall maintain separate records for each such Account and Subaccount (if any), and the Trustee shall establish and maintain such other accounts, subaccounts and sub-subaccounts as the Majority Noteholder may direct from time to time. The Trustee shall keep the Accounts of the Trust Estate separate and apart from all other funds and monies held by it, and shall withdraw and transfer any sums contained therein only as provided in this Trust Agreement or in any Trust Agreement Supplement. The Trustee shall administer and maintain the Accounts of the Trust Estate in accordance with the terms of this Trust Agreement and any Trust Agreement Supplements.

Section 4.02. Establishment and Application of Note Payment Account. (a) Within the Trust Estate, there shall be hereby established a special Account to be designated as the “Note Payment Account.” The Note Payment Account shall be administered as provided in this §4.02.

(b) As directed by the Servicer, the Trustee shall cause funds in the Note Payment Account to be applied to the payment of Interest and/or Principal due on the Note on each Payment Date or as required in connection with a redemption under §9.02.

(c) When no Notes or obligations under this Trust Agreement remain Outstanding, and all sums due the Trustee have been paid, and no Event of Default has occurred and is continuing, the Trustee shall disburse the balance, if any, in the Note Payment Account to the Residual Certificateholders upon receipt of written direction of the Servicer accompanied by an Officer’s Certificate of the Servicer and the Residual Certificateholders.

Section 4.03. Establishment and Application of Construction Account. (a) Within the Trust Estate, there shall be hereby established an Account to be designated as the “Construction Account.”

(b) On the Closing Date, $50,380,297.95 of the proceeds of Purchase Price shall be deposited in the Construction Account.

(c) As directed by the Servicer, the Trustee shall make disbursements required to be made by the Borrowers under the Underlying Financing Agreement.

Section 4.04. Deposit and Investment of Moneys in Trust Estate; Certain Transfers and Distributions. (a) All monies held in the Trust Estate shall at the written direction of the Servicer be invested by the Trustee in Specified Investments selected by the Servicer, having due regard for the dates upon which such monies will be required for uses and purposes specified in this Trust Agreement. If Servicer fails to so direct Trustee or fails to direct by 11:00 a.m. on the date on which the term of any Specified Investment terminates, monies held or amounts in respect of such terminating Specified Investment, as the case may be, shall be uninvested.

(b) All interest or other income earned on funds held in any Account shall be distributed to the applicable Residual Certificateholder on a monthly basis at the direction of the Servicer so long as no Event of Default shall have occurred and is continuing.

(c) The Trustee shall not be liable for any loss resulting from the making or disposition of any investment pursuant to the provisions of §4.11(a), and any such losses shall be charged to the Accounts with respect to which such investment was made.

(d) In making investments in any Specified Investments with monies in any Account or Subaccount established under this Trust Agreement, the Trustee, upon written direction of an Authorized Representative of the Servicer, may provide for management of such Specified Investments through a forward delivery agreement or other similar arrangement.

Section 4.05. Release of Trust Estate. (a) If and when (i) the Note shall have become due and payable in accordance with their respective terms, and the whole amount of the Principal and the Interest so due and payable upon such Note, and all administrative expenses (including Trustee fees and expenses) under this Trust Agreement have been paid or provided for with respect to the Note, or (ii)(A) there shall have been deposited with the Trustee monies in an amount which shall be sufficient to pay when due the Principal of and Interest due and to become due on the Note on or prior to the maturity date thereof, and (B) provisions shall have been made with the Trustee that, other than the amounts designated in clause (1) of the parenthetical provision set forth below in this §4.05(a), no monies deposited with the Trustee pursuant to this §4.05 shall be withdrawn or used for any purposes other than, and shall be held in trust for, the payment of Principal and Interest on the Note (provided that any cash not required for such purpose, (1) to the extent that such cash will not be required at any time for such purpose and all related administrative expenses (including Trustee fees and expenses) hereunder have been paid or provided for, shall be paid over to the applicable Residual Certificateholder as received by the Trustee together with any balances in any Account or

Subaccount created (other than by this §4.05) under this Trust Agreement, free and clear of any trust, lien or pledge or assignment securing the Note, and (2) to the extent such cash will be required for such purpose at a later date, shall to the extent practicable, at the written direction of the applicable Servicer, be reinvested in Investment Securities (as defined below) maturing at times and in amounts sufficient to pay when due the Principal and Interest to become due on the Note, on or prior to the maturity date thereof and interest earned from such reinvestments, to the extent that such interest shall not be required for such purpose and all related administrative expenses (including Trustee fees and expenses) hereunder have been paid or provided for, shall be paid over to the applicable Residual Certificateholder as received by the Trustee, free and clear of any trust, lien, pledge or assignment securing the Note), then upon written order of the Residual Certificateholder accompanied by an Officer’s Certificate of the Residual Certificateholder, the Trustee shall assign and transfer to the Residual Certificateholder or its designee, all cash and real or personal property (in excess of the amounts required for the foregoing) then held by the Trustee. For the purposes of this §4.05, “Investment Securities” shall mean only the types of securities that are non-callable and which are listed in clause (i) of the definition of Specified Investments acceptable to the Required Certificateholders in their sole and absolute discretion.

(b) Upon compliance with the provisions of clauses (i) or (ii) of §4.05(a), in connection with the assignment and transfer described therein to the Residual Certificateholders the Trustee shall execute such documents prepared by the Residual Certificateholders (or such designee) as may be reasonably required by it in this regard, all to the extent permitted by applicable law, and thereafter no party hereto shall have any further obligations under this Trust Agreement or any other Transaction Document, other than continued compliance, to the extent required therein, with §4.05(a); provided, however, that provision for payment of Principal and Interest on the Notes shall not be deemed to have been made pursuant to clause (ii) of §4.05(a), (x) until the Trustee has received the opinion of a certified public accountant of recognized national standing (the costs of which opinion shall be paid for by the applicable Residual Certificateholder) that the monies and Investment Securities on deposit with the Trustee will be sufficient in time and amount to pay all amounts due on the Notes, and (y) until the Trustee has received an Opinion of Counsel acceptable to the Required Certificateholder in their sole and absolute discretion that the monies and Investment Securities on deposit with the Trustee cannot be recovered by a trustee in bankruptcy upon the bankruptcy of the relevant Residual Certificateholder pursuant to Sections 544, 547 and 550 of the United States Bankruptcy Code.

ARTICLE V

DEFAULT

Section 5.01. Events of Default. The occurrence of any action or omission which creates a default (after giving effect to any applicable grace periods or cure rights) under any Transaction Document shall constitute an “Event of Default.”

Section 5.02. Incidents of Sale of Trust Estate. Upon any sale of all or any part of the Trust Estate, conducted in a commercially reasonable manner and made either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

(a) Noteholders, Residual Certificateholders and Trustee May Purchase Trust Estate. Any Noteholder, Residual Certificateholder or the Trustee in its individual or any other capacity or any other Person may bid for and purchase such Trust Estate, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Trust Estate in their or its own absolute right without further accountability.

(b) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Trust Agreement or otherwise for the enforcement of this Trust Agreement, shall be applied as provided in Article IV.

Section 5.03. Power of Sale; Judicial Proceedings Instituted by Trustee. If an Event of Default shall have occurred and be continuing, subject to the provisions of §5.04, the Trustee, by such officer or agent as it may appoint, shall, at the direction of the Majority Noteholder:

(a) sell, to the extent permitted by law, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as a the Majority Noteholder shall agree, the Trust Estate, or in any such portions as the Majority Noteholder shall request, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the interest of the Noteholder, at public or private sale; or

(b) proceed by one or more suits, actions or proceedings at law or in equity or otherwise or by any other appropriate remedy, or to foreclose on the Trust Estate pursuant to this Trust Agreement, or to sell the Trust Estate under a judgment or decree of a court or courts of competent jurisdiction, or by the enforcement of any such other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effective to protect and enforce any of its rights or powers or any of the rights or powers of the affected Noteholder.

Section 5.04. Control by Majority Noteholder. The Majority Noteholder shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee under the Transaction Documents; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) the Majority Noteholder shall have provided to the Trustee such indemnity for the reasonable costs, expenses and liability associated with any such action as the Trustee may reasonably require;

provided, however, that such direction shall be subject to §5.06, §5.07 and §8.02; and provided further, that subject to §6.01, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholder not consenting to such action.

If the Trustee shall not have received instructions from the Majority Noteholder with respect to the exercise of any remedy available to the Trustee or the exercise of any trust or power conferred on the Trustee under this Trust Agreement within twenty one (21) Business Days after request therefor from the Trustee, the Trustee may, subject to instructions thereafter delivered by the Majority Noteholder, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to any such event and shall use the same degree of care and skill in connection therewith as a prudent Person would use under the circumstances in the conduct of its own affairs.

Section 5.05. Waiver of Past Defaults. The Majority Noteholder may on behalf of the Noteholders waive any past Event of Default and its consequences, except any of the following defaults (which may be waived with and only with the consent of the Noteholder of each Outstanding Note affected)

(a) in the distribution of any payment under §4.04 on the Note, or

(b) in the payment of the Principal of, premium, if any, or Interest on such Note, or

(c) in respect of a covenant or provision hereof which under Article VIII hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected.

Upon any such waiver, such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall waive such default or Event of Default.

Section 5.06. Right of Noteholder and Residual Certificateholders to Receive Payments Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, including, without limitation, §5.07 hereof, the right of any Noteholder or Residual Certificateholder to receive distributions of payments required pursuant to Article IV hereof on the Note or Residual Trust Certificates when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Noteholder or Residual Certificateholder.

Section 5.07. Noteholder and Residual Certificateholders May Not Bring Suit Except under Certain Conditions. No Noteholder or Residual Certificateholder shall have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Trust Agreement, unless:

(a) such Noteholder or Residual Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

(b) the Majority Noteholder shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in §6.02(d);

(c) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 30 days after receipt of such notice, request and offer of indemnity; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Majority Noteholder.

It is understood and intended that no one or more of the Noteholder or Residual Certificateholders shall have any right in any manner whatever hereunder or under the Note or Residual Trust Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property which is part of the Trust Estate or the rights of the Noteholder or Residual Certificateholders, (ii) obtain or seek to obtain priority over or preference to, in the case of Noteholder, any other such Noteholder and, in case of a Residual Certificateholders, any other such Residual Certificateholder or (iii) enforce any right under this Trust Agreement, except in the manner herein provided.

Section 5.08. Judicial Proceedings Instituted by Trustee. (a) The Trustee is hereby irrevocably appointed (and the successive respective Noteholder(s) and Residual Certificateholders, by taking and holding the same, shall each be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Noteholder, with authority to (i) make and file in the respective names of the Noteholder and Residual Certificateholders (subject to deduction from any such claims of the amounts of any claims filed by any of the Noteholder and Residual Certificateholders themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Noteholder and Residual Certificateholders, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Noteholder and Residual Certificateholders against the Trust Estate or any other such obligor, allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Trust Agreement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Noteholder and/or Residual Certificateholder. Any monies collected by the Trustee under this Section shall be applied as provided in Article IV.

(b) All rights of action and of asserting claims under this Trust Agreement or under any may be enforced by the Trustee without possession of the Note or Residual Trust Certificates or the production thereof at the trial or other proceedings relative thereto.

(c) Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Trust Agreement shall be for the equal, ratable and common benefit of the Noteholder and Residual Trust Certificates, subject to the provisions of this Trust Agreement.

Section 5.09. Remedies on Event of Default. (a) Except as set forth in §5.09(c), upon the occurrence of an Event of Default as described in §5.01 above, the Trustee shall, upon the instruction of the Majority Noteholder, exercise any one or more of the following remedies:

(i) exercise its rights under this Trust Agreement with respect to the Transaction Documents, including its rights under the Uniform Commercial Code in effect in the applicable jurisdiction, in which case any proceeds of a sale or foreclosure with respect to such Transaction Documents shall be deposited with the Trustee;

(ii) pursue any claim and exercise any other right, remedy or privilege which may be available to it under applicable law against the relevant Borrower;

(iii) exercise any right, remedy or privilege which may be available to it under applicable law;

(iv) utilize any monies held by the Trustee under the terms of this Trust Agreement (i) in connection with the exercise of such rights, powers and privileges, or (ii) to pay Principal of and Interest on the Note; or

(v) declare the Note to be immediately due and payable.

All of the Trustee’s remedies hereunder shall be cumulative and the exercise of any remedy shall not preclude the exercise of any other remedy available to the Trustee.

(b) Upon the occurrence and during the continuance of any Event of Default, the Trustee shall apply all monies (on each Payment Date, unless the Note has been accelerated hereunder) in all Accounts to the payment on the Principal of and Interest on the Note until the Note has been paid in full.

(c) If the Note has been accelerated and there are not sufficient monies available in the Accounts and Subaccounts to pay in full the Interest accrued to the acceleration date and the Principal amount of the Notes then outstanding, the Trustee shall apply available monies first to the payment of Interest accrued to such acceleration date with respect to the Notes pro rata, if necessary, according to the total Interest so accrued, and second to the payment of Principal with respect to the Notes, pro rata if necessary according to the total Principal amount hereof then outstanding.

Section 5.10. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Noteholders or Residual Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

Section 5.11. Application of Monies Collected by Trustee. Any monies collected or to be applied by the Trustee pursuant to this Article, together with any other monies which may then be held in trust by the Trustee under any of the provisions of this Trust Agreement (other than monies at the time required to be held for the payment of specific Notes at their stated maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such monies on account of Principal, premium, if any, or Interest, upon presentation of the several Outstanding Notes, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all taxes, assessments or liens, imposed upon or payable from such portion of the Trust Estate and, except those subject to which any sale shall have been made, all reasonable costs and expenses of collection, including the reasonable costs and expenses of handling the Collateral and of any sale thereof pursuant to the provisions of this Article and of the enforcement of any remedies hereunder, and to the payment of all amounts due the Trustee or any predecessor Trustee;

SECOND: to the payment of all Delinquency Advances and other amounts then due to the Servicer as provided in this Trust Agreement;

THIRD: in case the Principal of the Notes shall not have become due, to the payment of any Interest on Notes in default, in the order of the maturity of the installments of such Interest, with Interest at the rates specified in the Notes in respect of overdue payments (to the extent that payment of such interest shall be legally enforceable) on the overdue installments thereof ratably, without discrimination or preference;

FOURTH: in case the Principal of all the Notes shall have become due at their stated maturities, by declaration, upon redemption or otherwise, to the payment of the whole amount then due and unpaid upon the Notes then Outstanding for Principal, premium, if any, and Interest, together with Interest at the respective rates specified in the Notes in respect of overdue payments on Principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) on overdue installments of Interest, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such Principal, premium, if any, and Interest on Notes ratably, without discrimination or preference; and

FIFTH: in case the Principal of all the Notes shall have become due at their stated maturities, by declaration, upon redemption or otherwise, and all of such Notes shall have been fully paid, together with all interest (including any interest on overdue payments) and premium, if any, thereon, any surplus then remaining shall be paid pro-rata to the holders of the Residual Trust Certificates, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

ARTICLE VI

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. (a) The Trustee undertakes (i) except during the continuance of an Event of Default actually known to the Trustee, to perform such duties as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee; and (ii) while an Event of Default actually known to the Trustee shall have occurred and be continuing, to exercise such of the rights and powers as are vested in it by this Trust Agreement, and to use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances.

(b) The Trustee in good faith may conclusively rely and act, as to the truth of the statements and the correctness of the opinions expressed therein, upon instructions, Note or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such instructions, Note or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such instructions, certificate or opinion.

(c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this §6.01(c) shall not be construed to limit the effect of §6.01(a);

(ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the an Opinion of Counsel or Direction of the Majority Noteholder with which the Trustee is required by the provisions hereof to comply;

(iv) if an Event of Default shall have occurred, the Trustee shall not be under any obligation to take any action under this Trust Agreement which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it by the security afforded to it by the terms of this Trust

Agreement, unless and until requested in writing so to do by the Majority Noteholder and furnished, from time to time as it may require, with reasonable security or indemnity severally but not jointly based on each Noteholder’s Fractional Undivided Interest;

(v) if an Event of Default shall have occurred, whenever it is provided in this Trust Agreement that the Trustee consent to any act or omission by any Person or that the Trustee exercise its discretion in any manner, the Trustee shall seek the written acquiescence of the Majority Noteholder and, unless written evidence of such acquiescence has been received by the Trustee, it shall be fully justified in refusing so to consent or so to exercise its discretion; and

(vi) In no event shall Trustee be liable for any: (A) losses arising from acting in accordance with instructions or any Request; (B) losses that are loss of business, loss of profits or loss of opportunity or any indirect or consequential loss; (C) losses incurred as a result of the receipt or acceptance of fraudulent, forged or invalid documents, including but not limited to, the receipt or acceptance of a fraudulent, forged or invalid Request; (D) losses due to forces beyond the control of Trustee including but not limited to strikes, work stoppages, acts of war, terrorism, acts of God, governmental actions, interruption, loss or malfunction of utilities, communications or computer (software or hardware) services; (E) losses arising due to Trustee receiving or transmitting data or instructions to or from any party via any non-secure method of transmission or communication; or (F) special, punitive or consequential damages.

(d) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02. Certain Rights of Trustee. Except as otherwise provided in §6.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, instructions, waiver, notice, Request, Direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Direction of the Majority Noteholder;

(c) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the Request or Direction of any of the Noteholders pursuant to this Trust Agreement, unless the Noteholders shall have offered to the Trustee reasonable security or indemnity severally but not jointly based on each Noteholder’s Fractional Undivided Interest against the cost, expenses and liabilities which might be incurred by it in compliance with such Request or Direction (other than those duties which are specifically described in Exhibit C to this Trust Agreement) and the right of the Trustee to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, instructions, Request, Direction, consent, order, bond, debenture or other paper or document;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder, unless it shall be proved that the Trustee was negligent in the Trustee’s selection of such an agent;

(g) the Trustee shall not be liable with respect to any act or omission of the Servicer or actions taken or omitted to be taken in accordance with the instructions of the Servicer or the Noteholder, in both cases pursuant to the provisions of this Trust Agreement;

(h) no provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it; and

(i) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the Principal of and Interest on the Notes.

Section 6.03. Not Responsible for Recitals, Notes, Residual Trust Certificates or Purchase Agreement. The recitals contained herein and in the Note and the Residual Trust Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate. Subject to §6.13, the Trustee makes no other representations as to the validity or sufficiency of this Trust Agreement, any Collateral, the Note, the Residual Trust Certificates or

any of the Transaction Documents, except that the Trustee hereby represents and warrants that this Trust Agreement has been, and each Note and Residual Trust Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any item of the Trust Estate or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders and Residual Certificateholders under this Trust Agreement; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of any Collateral to the Trustee or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any Collateral; the compliance by any Person other than the Trustee with any warranty or representation made under this Trust Agreement or in any related document or the accuracy of any such warranty or representation; or any action by the Trustee taken at the instruction of the requisite percentage of Noteholders.

Section 6.04. May Hold Notes and Residual Trust Certificates. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes or Residual Trust Certificates. Furthermore, the Trustee may transact any banking or trust business with the Noteholder, the Residual Certificateholders or any of their respective Affiliates.

Section 6.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required herein or by law and the Trustee shall not have any liability for interest upon any such moneys except as provided for herein.

Section 6.06. Compensation, Reimbursement and Indemnification. (a) The Trustee agrees:

(i) to pay, or cause to be paid, out of the Trust Estate to the Trustee in its individual capacity in accordance with the terms hereof, the Trustee Fee for all services rendered by it hereunder in the ordinary course of the administration of the Trust other than services described in clause (b) below (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(ii) except as otherwise expressly provided herein, after the occurrence of an Event of Default, to reimburse, or cause to be reimbursed from monies on deposit in the Accounts, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Trust Agreement relating to the administration of that portion of the Trust by the Trustee which is the subject of an Event of Default (including the reasonable compensation and the expenses and disbursements of such agents, representatives, servicers, experts and counsel as the Trustee may reasonably employ in connection with the exercise and performance of its powers and duties in connection therewith, including counsel for purposes of §6.02(c)), except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; provided that it is understood and agreed that the Trustee shall have a lien prior to the Note and the Residual Certificates upon funds held in the Accounts for such permitted costs and expenses.

(b) Any Opinion of Counsel which is requested by the Trustee shall be delivered at the expense of the Trust and paid in accordance with the terms and provisions of §6.06(a)(ii).

(c) All Uniform Commercial Code filings described in §§7.03 and 12.11(b) shall be made by the Servicer at the expense of the Trust. Upon written request for reimbursement, the Trust shall promptly reimburse such amounts to the Servicer.

(d) In addition, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Note and Residual Trust Certificates upon, all property and funds held or collected by the Trustee in its capacity as Trustee for any tax incurred without gross negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of the Trust (other than any tax attributable to the Trustee’s compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Trustee reimburses itself for any such tax it will within 30 days mail a brief report setting forth the circumstances thereof to all Noteholders and Residual Certificateholders as their names and addresses appear in the Register.

(e) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Borrowers, the Servicer, and the Trust Estate and held harmless against any claim, loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred in connection with any breach of this Trust Agreement by any other party hereto, and any claim or legal action, including any pending or threatened claim or legal action relating to the acceptance or administration of its trusts and duties hereunder or the Note and Residual Trust Certificates, other than (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee’s performing its routine duties unrelated to such breach or default in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne by the Trustee pursuant to the terms hereof, or (iv) any claim, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder (subject to § 6.01(c) herein) or by reason of reckless disregard of its obligations and duties hereunder or by reason of its failure to use ordinary care in receiving, handling or disbursing funds The provisions of this §6.06(e) survive the termination of this Trust Agreement or the resignation or removal of the Trustee hereunder.

(f) It is understood and agreed by the Residual Certificateholders, the Borrowers and the Noteholder that the payment of the compensation, fees and expenses of the Trustee pursuant to the terms and conditions of this §6.06 shall have the right of payment prior to the payments hereunder to the Noteholder and Residual Certificateholders.

Section 6.07. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an institution organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 (or the obligations and liabilities of which are irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $500,000,000), and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.08. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under §6.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Noteholder and Residual Certificateholders. If an instrument of acceptance by a successor trustee shall not have been delivered to the Noteholder and the Residual Certificateholders within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(c) The Trustee may be removed at any time for cause, by an Act of the Majority Noteholder delivered to the Trustee. Such Act shall specify the date when such removal shall take effect, but in no event shall the date of such removal be sooner than 30 days following notice to the Trustee.

(d) If a Responsible Officer of the Trustee shall obtain written notice or actual knowledge of an Avoidable Tax (as hereinafter defined) which has been asserted, the Trustee shall promptly notify the Noteholder and Residual Certificateholders thereof and shall, within 30 days of Request by the Noteholder, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Noteholder or Residual Certificateholders have agreed to pay such tax. Following such resignation, the Majority Noteholder shall promptly appoint a successor trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an “Avoidable Tax” shall mean a state or local tax: (i) upon (A) the Trust, (B) the Trust Estate, (C) a Noteholder, (D) a Residual Certificateholder, (E) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Estate, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an “Avoidable Tax” if the Noteholder or Residual Certificateholders shall have agreed to pay, and shall pay, such tax.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Majority Noteholder shall promptly appoint a successor trustee. The successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the Trustee. If no successor trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee and, if no Noteholder has been a bona fide Noteholder for at least six months, any Noteholder may so petition such a court.

(f) The successor trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Noteholder and Residual Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor trustee and the address of its corporate trust office which shall be the Corporate Trust Office.

Section 6.09. Acceptance of Appointment by Successor. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Noteholder and Residual Certificateholders and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective in respect and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the successor trustee and at its expense, such retiring Trustee shall execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in §6.06. Upon request of any such successor trustee and at the successor trustee’s expense, the retiring Trustee and such successor trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor trustee all such rights, powers and trusts.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

Section 6.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes or Residual Trust Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes and Residual Trust Certificates so authenticated with the same effect as if such successor trustee had itself authenticated the Notes and Residual Trust Certificates.

Section 6.11. Money for Note and Residual Trust Certificate Payments to Be Held in Trust. All moneys deposited with the Trustee for the purpose of any payment on Notes and Residual Trust Certificates shall be deposited and held in trust for the benefit of the Noteholder and the Residual Certificateholders entitled to such payment. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholder and Residual Certificateholders with respect to which such money was deposited.

Section 6.12. Trust Estate in Trustee’s Name. The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Noteholder and Residual Certificateholders, subject to the obligations of the Trustee under the Transaction Documents to which it is a party. Legal title to all of the Trust Estate shall be vested at all times in the Trustee, in its capacity as Trustee for the Trust, as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustee, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or separate trustee, as the case may be.

Section 6.13. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that as of the date hereof:

(a) The Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

(b) The Trustee has full power, authority and legal right under the laws of the United States of America pertaining to its banking and trust powers to execute, deliver, and perform the Trust Agreement, the Promissory Notes, the Security Agreements, the Note Purchase Agreement and all other Transaction Documents to be executed by the Trustee and to authenticate and deliver the Note and Residual Trust Certificates and has taken all necessary action to authorize the execution, delivery, and performance by it of the Trust Agreement, the Promissory Notes, the Security Agreements, the Note Purchase Agreement and all other Transaction Documents to be executed by the Trustee and to authenticate and deliver the Note and Residual Trust Certificates;

(c) The execution, delivery and performance by the Trustee of the Trust Agreement, the Promissory Notes, the Security Agreements, the Note Purchase Agreement and all other Transaction Documents to be executed by the Trustee and the authentication and delivery of the Note and Residual Trust Certificates will not contravene any law, rule or regulation of any governmental authority or agency regulating the Trustee’s banking or trust powers or any judgment or order applicable to or binding on the Trustee and will not contravene or result in any breach of, or constitute a default under, the Trustee’s articles of association or by-laws or the provision of any material indenture, mortgage, contract or other agreement to which it is a party or by which it or any of its properties is bound; provided, however, that no representation or warranty is made as to any approvals, consents and orders as may be required under any Blue Sky, state or federal securities laws or regulations;

(d) The execution, delivery and performance by the Trustee of the Trust Agreement, the Promissory Notes, the Security Agreements, the Note Purchase Agreements and all other Transaction Documents to be executed by the Trustee and the authentication and delivery of the Note and Residual Trust Certificates will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating and having jurisdiction over the banking or trust activities of the Trustee, except (a) in each case as have been previously made, taken or obtained, (b) any approval, authorization, filing or other action which are necessary to perfect any security interests granted under the such documents, (c) filings which are necessary in order to release any liens, (d) consents, approvals, authorizations or filings as may be required to be obtained or made by any party (other than the Trustee) as a result of its involvement in the transactions contemplated by such documents, and (e) any approval, authorization, or filing or registration as may be required under any Blue Sky, state or federal securities laws or regulations; and

(e) The Trust Agreement, the Promissory Notes, the Security Agreements, the Note Purchase Agreement and all other Transaction Documents to be executed by the Trustee and the authentication and delivery of the Note and Residual Trust Certificates have been, or upon execution and delivery thereof will be, duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

Section 6.14. Information Reporting. The Trustee agrees to file (at the expense of the Servicer) any information reports as it may be provided and directed by the Servicer.

Section 6.15. Co-Trustees. At any time with the prior written consent of the Required Noteholder, which consent will not be unreasonably withheld, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments, to appoint one or more Persons approved by the Trustee, to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Person, in such capacity, such title to the Trust Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustee may consider necessary or desirable.

No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under §6.07 herein. The fees and expenses of any co-trustee or separate trustee shall be an expense of the Trust. In the case of any appointment of a co-trustee or separate trustee pursuant to this §6.16, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or successor to the Trustee hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Subject to §6.01 (c) herein, no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder. The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustees. Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.16. Trustee’s Disclaimers

(a) The Trustee has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications, treatment or consequences of this Trust Agreement or the trust property. The Trustee shall not be responsible or liable the enforceability, collectability, value, or sufficiency of any of the trust property, or the validity, extent, perfection or priority of any lien or security interest therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Trust, the Borrowers, or any other Person.

(b) The Trustee is authorized and directed to execute and deliver the Transaction Documents and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, in such form as the Purchaser shall approve as evidenced conclusively by the Trustee’s execution thereof. The execution and delivery of, and performance of the terms of, the Transaction Documents and each certificate or other document attached as an exhibit to or otherwise contemplated by the Transaction Documents shall be deemed not to conflict with or constitute a breach or default under this Trust Agreement.

(c) Except as expressly provided herein, in accepting the trusts hereby created the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof.

ARTICLE VII

ADMINISTRATIVE RESPONSIBILITIES OF THE TRUSTEE

Section 7.01. Notices and Reports by the Trustee.

(a) Notice of Event of Default. In the event a Responsible Officer of the Trustee shall have actual knowledge of an Event of Default, as promptly as practicable after, and in any event within three Business Days after such actual knowledge of the occurrence of any such Event of Default, the Trustee shall transmit written notice of such event to the Noteholder and Residual Certificateholders. For all purposes of this Trust Agreement, in the absence of actual knowledge on the part of a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any Event of Default unless notified in a writing specifying the Event of Default by the Servicer, a Noteholder, a Residual Certificateholder or a Borrower. Trustee shall have no duty or responsibility to monitor compliance of any party under any Transaction Document or determine whether a Default or an Event of Default under this Trust Agreement or any Transaction Document shall have occurred and may conclusively rely upon and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act in good faith pursuant to any notice from the Servicer, the Noteholder, a Residual Certificateholder or a Borrower indicating the occurrence of a Default and an Event of Default.

(b) Specified Investments Quarterly Report. Upon written request of any Noteholder or Residual Certificateholders, the Trustee shall distribute to the Noteholder and Residual Certificateholders written confirmation in the form of an account statement of the Specified Investments made by the Trustee at the written direction of the Servicer during the fiscal quarter immediately preceding such request including the type and amount of such investment made and the earnings received therefrom.

(c) Monthly Report. If during any calendar month the Trustee has received or disbursed any amounts (including the payment of fees and expenses of the Trustee or its agents), other than the scheduled receipts and disbursements as set forth in the Note Payment Schedule attached to the Note, within 15 days after the end of such calendar month the Trustee will provide, upon written request of any Noteholder or Residual Certificateholders, to each Noteholder and Residual Certificateholder so requesting, a report in the form of an account statement specifying the sources and uses of all payments received and disbursed by the Trustee during such calendar month including the fees and expenses of the Trustee or its agents.

(d) Copies of Notices. The Trustee will furnish or cause to be furnished to each Noteholder and Residual Certificateholder promptly upon receipt thereof, duplicates or copies of each notice under the Promissory Notes and Security Agreements furnished to the Trustee.

Section 7.02. Method of Notice. Unless otherwise specifically set forth, all notices and communications to be delivered by the Trustee pursuant to §7.01 to any Noteholder or Residual Certificateholder shall be delivered in the manner provided in §12.03 to such Noteholder or Residual Certificateholder at its address set forth in the Register.

Section 7.03. Uniform Commercial Code Statements. The Servicer, on behalf of the Trustee, shall file all filings requested by the Trustee or the Majority Noteholder as necessary to maintain the effectiveness of the Uniform Commercial Code filings necessary under the Uniform Commercial Code as in effect in any relevant jurisdiction to continue perfection of the Trustee’s ownership of and security interest in the Trust Estate.

Section 7.04. Distribution Notices. Within a reasonable period of time after the end of each calendar year, the Trustee shall forward, or cause to be forwarded, upon request, to each Person who at any time during the calendar year was a Noteholder or a Residual Certificateholder, a statement setting forth the amount of distributions with respect to Principal, including any penalty, and allocable to Interest aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder or Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the United States Internal Revenue Code.

Section 7.05. Agent Appointed Attorney-in-Fact. In the event that the nature of any Collateral so requires, the Trustee may appoint an agent (which may be Affiliates and subsidiaries of the Trustee) as its respective attorney-in-fact with full authority in the place and stead of the Trustee, as the case may be, and in the name of the Trustee, as the case may be, or otherwise, to take any action and to execute any instrument that the Trust and/or Trustee may deem necessary or advisable to accomplish its duties under this Trust Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for moneys due and to become due under or in connection with the Collateral, to receive, endorse and collect all drafts or other instruments and documents made payable to the Trust or the Trustee, as the case may be, in connection therewith or representing any payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and as such attorney-in-fact, file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or desirable for the collection thereon or to enforce compliance with the terms and conditions of the Transaction Documents.

Section 7.06. The Agent. (a) The Agent must agree to act as the Agent subject to the terms and conditions provided in this Trust Agreement. As to any action not expressly provided for by this Trust Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Trustee and such instructions shall be binding upon the Noteholder and Residual Certificateholders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any of the Transaction Documents or applicable law. In the absence of bad faith on its part, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon instructions, certificates or opinions furnished to the Agent and conforming to the requirements of this Trust Agreement; but in the case of any such instructions, certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

provided, however, that the Agent shall not be responsible for the accuracy or content of any such instructions, certificate or opinion. The expenses incurred by the Agent in connection with the administration of the Trust shall constitute expenses of the Trustee; provided, however, that nothing in this Section 7.06 shall be construed to impose on the Trustee or the Agent any obligation or duty not otherwise specifically set forth in this Trust Agreement.

(b) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Trust Agreement, except for its or their own gross negligence or willful misconduct. In addition, the Borrowers covenants and agrees to indemnify the Agent, together with any director, officer, agent or employee of the Agent, from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) incurred in their administration of the Trust other than those resulting from the gross negligence or bad faith of the Trustee or the Agent.

(c) The powers conferred on the Agent hereunder are solely to protect the Trustee’s interest in the specified Collateral and shall not impose any duty upon the Agent to exercise any such powers.

(d) The Trustee is not responsible for the misconduct or negligence of agents or attorneys appointed with due care.

ARTICLE VIII

TRUST AGREEMENT SUPPLEMENTS

Section 8.01. Trust Agreement Supplements with Consent of Majority Noteholder. With the consent of or upon the Direction of the Majority Noteholder issued hereunder, by Act thereof delivered to the Trustee, the Trustee (subject to §8.02) shall enter into an agreement or Trust Agreement Supplements hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights and obligations of the Noteholders and Residual Certificateholders under this Trust Agreement; provided, however, that no such Trust Agreement Supplement shall, without the consent of the Noteholder of each Outstanding Note and each Residual Certificateholder affected thereby:

(a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on a Promissory Note or distributions that are required to be made herein on the Note or Residual Trust Certificates, or change any date of payment on any Note or Residual Trust Certificate, or change the place of payment where, or the coin or currency in which, any Note or Residual Trust Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Payment Date applicable thereto; or

(b) permit the disposition of the Collateral or other Trust Estate except as permitted by this Trust Agreement, or otherwise deprive any Noteholder of the benefit of the ownership of the Collateral in the Trust; or

(c) change the percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such Trust Agreement Supplement, or change such percentage required for any waiver (of compliance with certain provisions of this Trust Agreement or certain defaults hereunder and their consequences) provided for in this Trust Agreement; or

(d) change the percentage of the aggregate Fractional Undivided Interests of the Trust which is required to either (i) amend, modify, waive or supplement any Underlying Financing Agreement or (ii) direct the Trustee to initiate any of the remedies as provided in this Trust Agreement; or

(e) modify any of the provisions of this §8.01 or §5.05 in general, except to increase any such percentage or to provide that certain other provisions of this Trust Agreement cannot be modified or waived without the consent of each Noteholder and Residual Certificateholder.

Section 8.02. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any Trust Agreement Supplement or other document required to be executed by it pursuant to the terms of §8.01 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Trust Agreement, the Trustee may in its discretion decline to execute such document.

Section 8.03. Execution of Trust Agreement Supplements. In executing, or accepting the additional trusts created by, any Trust Agreement Supplement permitted by this Article or the modifications thereby of the trusts created by this Trust Agreement, the Trustee shall be entitled to receive, and (subject to §6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Trust Agreement Supplement is authorized or permitted by this Trust Agreement.

Section 8.04. Effect of Trust Agreement Supplements. Upon the execution of any Trust Agreement Supplement under this Article, this Trust Agreement shall be modified in accordance therewith, and such Trust Agreement Supplement shall form a part of this Trust Agreement for all purposes and every Noteholder and Residual Certificateholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05. Reference in Notes to Trust Agreement Supplements. Notes and Residual Trust Certificates authenticated and delivered after the execution of any Trust Agreement Supplement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Notes and Residual Trust Certificates after proper presentation and demand.

ARTICLE IX

REDEMPTION

Section 9.01. No Optional Redemption. The Note and Residual Trust Certificates are not subject to optional redemption, in whole or in part.

Section 9.02. Mandatory Redemption. (a) The Trustee shall be required to redeem Notes in whole, or in part, with the proceeds of any prepayment of a Promissory Note at a Redemption Price equal to the sum of (i) the principal amount of such Promissory Note which has been prepaid, which amount shall be the amount of Principal redeemed, (ii) the amount of any interest on such Promissory Note paid in connection with such prepayment, which amount shall be applied to Interest and (iii) any Make-Whole Amount (as defined in the related Promissory Note) paid with respect thereto, which amount shall be paid as a make-whole payment on Principal so redeemed.

(b) If Notes are to be redeemed in part pursuant to §9.02(a), the Principal amount of the Notes to be redeemed shall be an amount equal to the then outstanding Principal amount of such Notes, or portion thereof, required to be so applied pursuant to §9.02(a), as set forth in a certificate executed by an Authorized Representative of the applicable Borrower filed with the Trustee and approved by the Majority Noteholder.

(c) Any redemption pursuant to §9.02(a) shall be made on a Redemption Date which shall be established by the Trustee as the earliest practicable Payment Date after the date on which the Trustee receives the related mandatory prepayment proceeds under the related Promissory Note (or, in all cases, if such day is not a Business Day, the preceding Business Day).

(d) In case the Principal of all the Notes shall have been redeemed in full pursuant to this §9.02(a), and all of such Notes shall have been fully paid, together with all interest (including any interest on overdue payments) and premium, if any, thereon, and all other amounts payable hereunder to the Noteholder and the Trustee have been paid, any surplus then remaining shall be paid to the Residual Certificateholders.

Section 9.03. Partial Redemption Procedure. (a) In the event of a partial redemption of Notes pursuant to §9.02, the Principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for payment.

(b) Upon any partial redemption of Notes pursuant to §9.02, the Principal amount of each required payment of each of the Notes becoming due on and after the date of such redemption shall be reduced in the same proportion as the aggregate unpaid Principal amount of the Notes Outstanding is reduced as a result of such redemption, and the Servicer shall deliver to the Trustee and the Majority Noteholder, for approval, a revised Note Payment Schedule to this Trust Agreement to reflect such reduction. A written approval delivered by the Majority Noteholder pursuant to this Section 9.03(b) shall constitute all necessary authorization, direction and consent required of the Trustee hereunder, or under any other Transaction Document, for the Trustee to execute and deliver to the Servicer such approval.

Section 9.04. Notice of Redemption. Notice of redemption shall be given by electronic communication, first-class mail, postage prepaid, or UPS or other overnight courier servicer, mailed not less than ten (10) nor more than twenty (20) days prior to the Redemption Date, to each Noteholder and Residual Certificateholder to be redeemed, at the address appearing in the Register. Any defect in the giving of notice to a particular Noteholder or Residual Certificateholder will not affect the validity of the redemption of the Note or Residual Trust Certificates. All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) any condition to the redemption of the Note and Residual Trust Certificates and the procedures that will be taken in the event that the Note and Residual Trust Certificates are not redeemed as a result of the condition not being satisfied;

(d) that on the Redemption Date, the Redemption Price will become due and payable upon each Note, and that Interest thereon shall cease to accrue from and after said date; and

(e) the place where the Note and Residual Trust Certificates are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes and Residual Trust Certificates to be redeemed shall be given by the Trustee.

Section 9.05. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes (or pro rata portion thereof) to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless there shall be a default in the payment of the Redemption Price) such Notes (or portion thereof to be redeemed) shall cease to bear Interest. Upon surrender of such Notes for redemption in accordance with said notice, such Notes (or portion thereof to be redeemed) shall be paid at the Redemption Price, exclusive, however, of installments of Interest maturing on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the Noteholder registered as such on the relevant Record Dates, or otherwise, according to their terms.

If any Note called for redemption in whole or in part shall not be so paid upon surrender thereof for redemption, then the Principal called for redemption shall, until paid, continue to bear Interest from the Redemption Date at the applicable rate set forth in such Note.

Section 9.06. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the Principal Office of the Trustee (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Noteholder thereof or its attorney duly authorized in writing) and the Trustee shall execute and deliver to such Noteholder a new Note or Notes, of any authorized denomination as requested by such Noteholder in aggregate Principal amount equal to and in exchange for the unredeemed portion of the Principal of the Note so surrendered.

ARTICLE X

AMENDMENTS TO CERTAIN TRANSACTION DOCUMENTS

Section 10.01. Amendments and Supplements. In the event that the Trustee receives a request for a consent to any waiver, consent, amendment, modification or supplement as required under any Underlying Financing Agreement or Transaction Document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Noteholder and Residual Certificateholder; provided that the Trustee shall not be obligated to consent to any such waiver, consent, amendment, modification or supplement under any Underlying Financing Agreement or Transaction Document, if thereby the Trustee would incur additional expenses, responsibilities, duties, obligations or risk, except if the Trustee is provided with reasonable security and indemnity as set forth in §6.02 (d) herein. The Trustee shall request from the Majority Noteholder Directions as to (a) whether or not to permit the applicable Borrower to take or refrain from taking any action under the applicable Underlying Financing Agreement or Transaction Document and, (b) whether or not to permit such Borrower to give or execute any waivers, consents, amendments, modifications or supplements to applicable Underlying Financing Agreements or Transaction Document. The Trustee shall take such action with respect to the Underlying Financing Agreements and the Transaction Documents as set forth in the Directions delivered by the Majority Noteholder.

ARTICLE XI

TERMINATION OF TRUST

Section 11.01. Termination of the Trust. The respective obligations and responsibilities of the Trustee created hereby and the Trust created hereby shall terminate upon the final and irrevocable distribution to the Noteholder and Residual Certificateholders of all amounts required to be distributed to them pursuant to this Trust Agreement including the Note, the Residual Trust Certificates and the payment of all other out-of-pocket and other expenses incurred by the Trustee or any of the Noteholder or Residual Certificateholders in connection with the administration or enforcement of the Transaction Documents.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 12.01. Benefits of Trust Agreement. Nothing in this Trust Agreement or in the Note or Residual Trust Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholder and Residual Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

Section 12.02. Note and Residual Trust Certificates Nonassessable and Fully Paid; No Legal Title to Trust Estate in Notes and Residual Trust Certificates. The Noteholder and Residual Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Notes shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, the outstanding Principal represented by the Residual Trust Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Notes and Residual Trust Certificates upon authentication thereof by the Trustee pursuant to §3.02 are and shall be deemed fully paid. No Noteholder or Residual Certificateholders shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Estate, the Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Notes or Residual Trust Certificates, be construed so as to constitute the Noteholder or Residual Certificateholders from time to time as partners or members of an association.

No Noteholder or Residual Certificateholder shall have legal title to any part of the Trust Estate by, through or as a result of its status as a holder thereof. No transfer, by operation of law or otherwise, of any right, title and interest of the Noteholder or Residual Certificateholders in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successor or transferee of the Noteholder or Residual Certificateholders to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 12.03. Notices. All notices and other communications provided for hereunder shall be in writing, and either transmitted electronically or sent by U.S. mail or courier, charges prepaid, for delivery at the following address (or at such other address as shall be designated by such party in a written notice to the other Persons listed below):

(a) if to the Trustee, to:

The Bank of New York Mellon

Corporate Trust - Asset-Backed Securities

101 Barclay Street, Floor 7W

New York, New York 10286

P: 212-815-8159

Attn: Jonathan Kaplan, Associate

jonathan.kaplan@bnymellon.com

(b) if to any Noteholder, to such other address as specified in the applicable Note Purchase Agreement. (c) if to any Residual Certificateholder, to:

c/o Hannon Armstrong Capital, LLC 1906 Towne Centre Boulevard, Suite 370 Annapolis, Maryland 21401 Attention: Asset Management Department
lhale@hannonarmstrong.com

(d) if to a Borrower, to:	c/o Hannon Armstrong Capital, LLC
1906 Towne Centre Boulevard, Suite 370
Annapolis, Maryland 21401
Attention: Asset Management Department
lhale@hannonarmstrong.com

(e) if to the Servicer, to:	Hannon Armstrong Capital, LLC
1906 Towne Centre Boulevard, Suite 370
Annapolis, Maryland 21401
Attention: Asset Management Department
lhale@hannonarmstrong.com

Unless otherwise stated herein, all such notices and communications shall be effective (i) if sent by courier or mail, when delivered by hand on the day of delivery. With respect to electronic communications, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

For the purposes hereof, the address of each party hereto shall be the address specified in this Section, provided, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days’ notice to the other parties in the manner set forth above.

In addition to the foregoing, the parties agree to accept and act upon notice, instructions or directions pursuant to this Agreement sent by unsecured email or other similar unsecured electronic methods by the parties. If the parties elect to give Trustee email instructions (or instructions by a similar electronic method) and Trustee in its discretion elects to act upon such instructions, Trustee’s understanding of such instructions shall be deemed controlling. Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from Trustee’s reliance upon and compliance with such instructions from any Authorized Officer notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all rights arising out of the use of such electronic methods to submit instructions and directions to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.04. Governing Law. THIS TRUST AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THE NOTES AND RESIDUAL TRUST CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS APPLIED IN THE STATE OF NEW YORK TO THE EXTENT THE SAME WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement, or of the Notes or Residual Certificateholders or the rights of the Noteholders or Residual Certificateholders thereof.

Section 12.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Trust Agreement by the Trustee shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by its successors and assigns, whether so expressed or not.

Section 12.08. Legal Holidays. In any case where any Payment Date relating to any Note shall not be a Business Day, then (notwithstanding any other provision of this Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue during the intervening period except for the final Payment Date, for which interest shall accrue beginning on such Payment Date until paid.

Section 12.09. Counterparts. For the purpose of facilitating the execution of this Trust Agreement and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. A signed copy of this Trust Agreement, or a signed copy transmitted electronically in either a tagged image format file (TIFF) or a portable document format (PDF), shall be binding on the party signing the electronically transmitted copy, and such copy shall have the same effect as the original. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

Section 12.10. Tax Disclosure Safeharbor. Any Person (and each employee, representative, or other agent of such person) may disclose, subject to applicable securities laws, to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or the tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

Section 12.11. Limitation of Liability. No past, present or future partner, member, shareholder, officer, employee, servant, executive, director, agent, authorized representative or other Affiliate, parent or subsidiary of any Borrower (each such Person, an “Operative”) shall be personally liable for payments due hereunder or under any Note or Residual Trust Certificate or any other agreement or document entered into by or for the Trustee’s or any Noteholder’s or Residual Trust Certificateholder’s benefit, or for the performance of any obligation, or breach of any representation or warranty made by a Borrower hereunder or thereunder. The sole recourse for the satisfaction of the obligations of a Borrower hereunder shall be against a Borrower (solely to the extent relating to a breach in any material respect of any representation, warranty or covenant made by the Borrower under any Transaction Document), the Trust and its assets, including the Collateral and the applicable Vendor and Governmental Obligor for the related Contract Obligation, and not against any assets or property of any such Operative. In the event that a default occurs in connection with such obligations, no action shall be brought against any such Operative by virtue of such Operative’s direct or indirect ownership interest in such Borrower. In the event of foreclosure or other sale or disposition of the Trust, no judgment for any deficiency upon the obligations hereunder or under the Note or Residual Trust Certificates or any other documents shall be obtainable against any such Operative. Notwithstanding the foregoing, (a) one shall be entitled to bring suit against an Operative for the purpose of obtaining jurisdiction over a Borrower and (b) nothing in this Section shall be deemed to release any Operative from liability for such Operative’s fraudulent actions, misrepresentations, willful misconduct or misappropriation of any payments, insurance proceeds, condemnation awards or other sums received by a Borrower, or affect or diminish the obligations of such Operative under or in respect of each agreement to which such Operative is or is intended to be, a party.

Section 12.12. Servicer. Each party hereto agrees to the following with respect to the Servicer:

(a) The Servicer to Act as Servicer. (i) The Servicer, as an independent contract servicer, shall service and administer the Trust Estate with respect to the Trust Agreement in accordance with the terms of the Trust Agreement. The Servicer agrees that its servicing of the Trust Estate shall be carried out in accordance with customary and usual procedures of firms engaged in a similar business and the Servicer shall exercise reasonable care and due diligence in the performance of its duties hereunder.

(ii) The Servicer and each of its shareholders, directors, officers, employees and agents shall be indemnified by the Noteholder and the Residual Certificateholders and held harmless by the Noteholder and the Residual Certificateholders against any loss, liability or reasonable expense incurred in connection with or relating to this Trust Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder but only out of funds available to it from distributions made under the Trust Agreement.

(b) Servicer Duties. In addition to the duties expressly set forth in the Trust Agreement and any other customary services which the Servicer may perform, the Servicer shall perform or cause to be performed the following servicing and collection activities:

(i) perform standard accounting services and general record keeping services with respect to the Transaction Documents and the Underlying Financing Agreements;

(ii) respond to any inquiries of the Trustee;

(iii) take such other action as may be reasonably necessary or appropriate to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Section;

(iv) monitor the Contractual Payments by each Governmental Obligor of monies in respect of the related Contract Obligations and efforts to collect such obligations;

(v) calculate any amounts and/or percentages required pursuant to the Underlying Financing Agreements with respect to the Contract Obligations, and the Transaction Documents with respect to any amounts due and/or payable thereunder, including without limitation any calculations required in connection with any prepayment of the Notes or any Note; and

(v) as applicable, direct the payment of moneys from the Accounts.

(c) Records. (i) The Servicer shall retain all data (including, without limitation, computerized records) relating to or maintained in connection with its servicing obligations pursuant to the Trust Agreement and the Underlying Finance Documents at the address of the Servicer set forth in the Trust Agreement or, upon 15 days prior written notice to the Trustee, at such other place where the servicing offices of the Servicer are located, and shall give the Trustee, the Noteholder and the Residual Certificateholders access to such records at all reasonable times and upon reasonable notice and, while a Servicer Event of Default (as defined below) with respect to the Servicer shall be continuing, the Servicer shall, on demand of the Trustee, deliver to the Trustee copies of all files (including, without limitation, computerized records) related to or necessary for the servicing duties. If the rights of the Servicer shall have been terminated in accordance with this Section, the Servicer shall, upon demand of the Trustee or the Noteholder, deliver to the Trustee all files (including, without limitation, computerized records) related to or necessary in connection with its servicing obligations pursuant to this Trust Agreement. In addition to delivering such data, the terminated Servicer shall, at its expense, use its best efforts to effect the orderly and efficient transfer of its servicing obligations to the party designated by the Trustee or the Noteholder. The provisions of this paragraph shall not require the Servicer to transfer any proprietary material or computer programs unrelated to the servicing of the Trust Estate.

(ii) The Servicer shall hold all documents and information in connection with its servicing obligations in respect of this Trust Agreement for and on behalf of the Trustee, and shall dispose of such data only as specifically provided for herein or in the Trust Agreement. The Servicer shall segregate and maintain continuous custody of all such documents and information in a secure facility in accordance with customary standards for such custody.

(d) Servicer to Take Action. The Servicer agrees to take all actions expressly required under this Trust Agreement or reasonably requested by the Trustee or the Noteholder to be taken in respect of the protection of the Trust Estate, and agrees not to take any actions inconsistent with the rights and obligations of the Trustee or the Noteholder.

(e) Indemnification of Third Party Claims. The Servicer, in its capacity as Servicer, agrees to indemnify and hold the Trustee and the Noteholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain because of the failure by the Servicer to service the Trust Estate in compliance with the terms of this Section; provided, however, that the Servicer shall have no liability to indemnify any such indemnified party to the extent that any such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, costs, fees and expenses (i) were caused by the negligence, willful misconduct or bad faith of such indemnified party or (ii) arose from, or related to, losses on the Trust Estate resulting from payment or other defaults under the Transaction Documents and the Underlying Financing Agreements or (iii) constitute special, indirect, exemplary, or consequential damages alleged to be incurred by such indemnified party. Each of the Trustee or any Noteholder shall notify the Servicer if a claim is made by a third party against it, or, to its knowledge, with respect to any Transaction Document, and the Servicer may, if such claim alleges a failure of the Servicer to perform its duties in compliance with the Trust Agreement, assume, with the consent of the Trustee or the Noteholder, as applicable, the defense of any such claim and pay all expenses in connection therewith, including counsel fees and expenses, and shall promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Trustee or the Noteholder in respect of such claim. If it is determined that the Servicer failed to perform its duties in compliance with the terms of this Section, satisfaction of such expenses, judgments or decrees with respect thereto shall be at the sole expense of the Servicer.

(f) Rights of Noteholder and Trustee in Respect of Servicer. The Servicer shall afford, at the Servicer’s expense, the Trustee, any Noteholder and any Residual Certificateholder, upon reasonable notice, during normal business hours, reasonable access to all records maintained by the Servicer in respect of its rights and obligations hereunder and reasonable access to officers of the Servicer responsible for such obligations. The Trustee may enforce the obligations of the Servicer hereunder and may perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder without hiring a replacement Servicer or exercise the rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Trustee or any designee. To the extent that the Trustee performs any such obligation of the Servicer, the cost of performing such obligation shall be deemed and treated as an expense of the Trustee to be paid to the Trustee by the Servicer. The Trustee shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Trust Agreement or otherwise.

(g) Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it under this Trust Agreement, except upon determination that its duties hereunder are no longer legal. Any such determination permitting the resignation of the Servicer shall be evidenced in writing and accompanied by an Opinion of Counsel to such effect, each delivered to the Majority Noteholder and the Trustee. Such Opinion of Counsel shall be an expense of the Servicer, and shall not be an expense of the Trustee or any Noteholder. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities and obligations in accordance with this Section.

(h) Representations, Warranties and Covenants of the Servicer. The Servicer hereby represents, warrants and covenants to the Trustee for the benefit of the Noteholder and the Residual Certificateholders that, as of the date of execution of the Trust Agreement:

(i) it is a limited liability company duly formed and validly existing under the laws of its state of organization and is in compliance with the laws of each State to the extent necessary to perform its obligations under the Trust Agreement;

(ii) its execution, delivery and performance and compliance with the terms of the Trust Agreement does not violate its charter documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

(iii) the Trust Agreement has been duly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its condition (financial or other) or operations or its properties or might have consequences that would materially or adversely affect its performance under the Trust Agreement;

(v) no litigation is pending or, to the best of its knowledge, threatened against it which would prohibit its entering into the Trust Agreement or performing its obligations under the Trust Agreement or would have a material adverse effect on the financial condition of the Servicer; and

(vi) no consent, approval, authorization, or order of, registration or filing with, or notice to, any governmental authority or court is required under applicable law for the execution and delivery by it of the Trust Agreement.

(i) Servicer Events of Default. (i) In case one or more of the following conditions or events by the Servicer (as specified) shall occur and be continuing (each, a “Servicer Event of Default”):

(A) any failure on the part of the Servicer duly to observe or perform in any material respect any of its covenants or agreements contained in the Trust Agreement, in each case (in the event of a non-monetary default) which continues unremedied for a period of 30 days after knowledge of such failure or the Trustee or any Noteholder shall have given the Servicer written notice thereof;

(B) any representation or warranty made by the Servicer in the Trust Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

(C) there shall be commenced against the Servicer any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, which remains undismissed, undischarged or unbonded for a period of 60 days;

(D) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

(E) the Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer, or of or relating to all or substantially all of its property; or

(F) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, and in each and every such case (other than pursuant to (C) through (F)), subject to applicable law, so long as each Servicer Event of Default shall not have been remedied, the Trustee, by notice in writing to the Servicer may terminate all or any of the rights and obligations of the Servicer under the Trust Agreement. Upon the occurrence of a Servicer Event of Default of the kind specified in clauses (C) through (F), all the rights and future responsibilities of the

Servicer under the Trust Agreement shall automatically terminate without notice. Upon receipt by the Servicer of written notice or automatic termination, as applicable, all authority and power of the Servicer under the Trust Agreement shall pass to and be vested in the Trustee, subject to the provisions of this Section. Without limitation, the Trustee, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer’s rights and future responsibilities hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Servicer’s functions under the Trust Agreement.

(ii) Without limiting the generality of the foregoing or any other provision of this Trust Agreement, upon the occurrence of a Servicer Event of Default with respect to the Servicer, the Trustee shall have all authority over all of the obligations of the Servicer, as applicable under the Trust Agreement as provided in this Section.

(iii) The Servicer agrees to notify the Trustee upon acquiring actual knowledge of the occurrence of a Servicer Event of Default with respect to itself and the Trustee shall notify the Majority Noteholder promptly upon acquiring actual knowledge of the occurrence of a Servicer Event of Default.

(j) Other Remedies of Trustee. During the continuance of any Servicer Event of Default, so long as such Servicer Event of Default shall not have been remedied, the Trustee, upon receipt of notice of any Servicer Event of Default, in addition to the rights specified in this Section, shall, after prompt notice to and pursuant to the direction of the Majority Noteholder, take any actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholder and Residual Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in the Trust Agreement, no remedy provided for by the Trust Agreement with respect to as Servicer Event of Default shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default.

(k) Trustee to Act; Appointment of Successor. Promptly upon receipt of notice of a Servicer Event of Default, the Trustee shall use its commercially reasonable efforts to appoint a successor Servicer, in accordance with the instructions of the Majority Noteholder. When the Servicer receives notice of termination of the Servicer pursuant to this Section or the Trustee receives the resignation of the Servicer accompanied by an Opinion of Counsel as provided in this Section, the Majority Noteholder shall either (i) direct the Trustee to become the successor in all respects to the Servicer or (ii) direct the Trustee to appoint a successor selected by the Majority Noteholder; provided, however, that in the event the Trustee is unable or unwilling to act as successor to the Servicer, and/or no successor to the Servicer has otherwise been appointed, the Trustee shall petition a court of competent jurisdiction to appoint any established financial institution or other entity whose regular business includes the servicing of assets similar to the Trust Estate as successor to the Servicer.

(l) Delinquency Advances. The Servicer in its sole and absolute discretion may, not later than a Payment Date, deposit into the Note Payment Account from its own funds an amount equal to any amounts due, but not collected, with respect to overdue Contract Payments, and may do so if and only if, in its good faith business judgment, the Servicer reasonably believes that such amount will ultimately be recovered from the related Contract Obligation. Such amounts are “Delinquency Advances.” The Servicer shall not make any such Delinquency Advances in the event that an Event of Default by the applicable Borrower under the related Promissory Note has occurred and is continuing. In the event any Contract Payments related to such a Delinquency Advance remain overdue for 60 days from the respective due date, the Trust and Noteholder(s) (if applicable) will, upon written request from the Servicer, repay to the Servicer the amount of the related Delinquency Advance, if the amounts due from the Borrower or the Contract Payment to which the Delinquency Advance relates has not been received by the Servicer from the Borrower or on the Contract Obligation. The Servicer shall in any event be permitted to reimburse itself for any Delinquency Advances paid from the Servicer’s own funds, first, from late collections on, or in respect to, the related overdue Contract Payment for which the Delinquency Advance was made, and, second, only after receipt of the final recovery from the related Government Obligor and/or the related Vendor that the Servicer reasonably expects to receive with respect to such Contract Payment pursuant to §5.11.

(m) Recourse. The parties hereto agree that the Servicer shall have no obligation to the Trust, the Trustee or any Noteholder or any of their respective Affiliates for the failure of any Vendor, Governmental Contractor or Borrower to perform its obligations under any Underlying Finance Documents or Transaction Documents and none of the Trustee or any Noteholder shall seek or obtain against the Servicer any recourse or deficiency claim (or any equitable relief with the effect of a money judgment for a recourse or deficiency claim) relating to or arising from nonpayment of nonperformance of such obligations.

Section 12.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS TRUST AGREEMENT OR UNDER ANY AMENDMENT HERETO, OR (B) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS TRUST AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature pages immediately follow]

IN WITNESS WHEREOF, the Trustee and each Borrower have caused this Trust Agreement to be duly executed by its duly Authorized Representative as of the day and year first above written.

THE BANK OF NEW YORK MELLON, as Trustee

By:

	Name:	Michael D. Commisso
	Title:	Vice President

HASI SYB I LLC

By:
	Name:	Jeffrey W. Eckel
	Title:	President

HAT SYB I LLC

By:
	Name:	Jeffrey W. Eckel
	Title:	President

HANNON ARMSTRONG CAPITAL, LLC, as Servicer

By:
	Name:	Jeffrey W. Eckel
	Title:	President and Chief Executive Officer

[Signature Page to Trust Agreement | HASI SYB 2013-1 Trust]

IN WITNESS WHEREOF, the Trustee and each Borrower have caused this Trust Agreement to be duly executed by its duly Authorized Representative as of the day and year first above written.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

HASI SYB I LLC

By:

	Name:	Jeffrey W. Eckel
	Title:	President

HAT SYB I LLC

By:

	Name:	Jeffrey W. Eckel
	Title:	President

HANNON ARMSTRONG CAPITAL, LLC, as Servicer

By:

	Name:	Jeffrey W. Eckel
	Title:	President and Chief Executive Officer

[Signature Page to Trust Agreement]

SCHEDULE 1

CONTRACT PAYMENTS

The Contract Payments with respect to the Notes are due to the Borrower on the dates and in the amounts set forth:

SCHEDULE 2

NOTE PAYMENT SCHEDULE

The payments of Principal and Interest are due to the Noteholders on the following dates and in the respective amounts as set forth below in proportion to the Fractional Undivided Interest of each Noteholder.

EXHIBIT A-1

FORM OF COLLATERALIZED DEBT NOTE

HASI SYB 2013-1 TRUST

NUMBER	$100,000,000.00
1

COLLATERALIZED DEBT NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE (OR BENEFICIAL INTEREST IN THIS NOTE) MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND THE TRUST AGREEMENT.

THIS NOTE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT.

INTEREST	MATURITY	NOTE	PPN
RATE	DATE	DATED AS OF

2.79%	December 10, 2019	December 20, 2013	41809* AA5

Registered Owner:
Principal Amount: ONE HUNDRED MILLION AND 00/100 DOLLARS
Fractional Undivided Interest: 100%

This is to certify that the Registered Owner (named above) (the “Holder”) of this Collateralized Debt Note (herein called the “Note”) is entitled to receive payment of the Principal Amount specified above on the Maturity Date specified above and to receive payment of Interest on the unpaid Principal amount hereof at the Interest Rate per annum specified above and payable in accordance with the attached Payment Schedule, except as such Principal Amount may be paid in advance of maturity by scheduled amortization payments or by redemption as provided in the HASI SYB 2013-1 Trust (the “Trust”) created pursuant to the Trust Agreement Relating to HASI SYB 2013-1 Trust dated as of December 20, 2013 (the “Trust Agreement”) by The Bank of New York Mellon, as trustee (the “Trustee”) and others, a summary of certain of the pertinent provisions of which is set forth below. This Note is payable from and secured solely by the Trust Estate pledged pursuant to the Trust Agreement which consists of Promissory Notes and Security Agreements of the Borrowers and a security interest in the Contract Payments set forth therein.

This Note has been issued pursuant to the Trust Agreement. Initially-capitalized terms utilized herein without definition have the meanings assigned thereto in the Trust Agreement.

Subject to the terms of the Trust Agreement, the holder of this Note is entitled to receive (i) payments of Principal and Interest in accordance with the attached Payment Schedule and on the dates set forth therein (the “Payment Dates”), and (ii) certain make-whole premiums, if any, to the extent set forth in the Trust Agreement. The payments due hereunder (exclusive of premiums, if any) consist of Principal and Interest in the amounts set forth in the Payment Schedule. It cannot be determined from the face of this Note whether all or a portion of the Principal amount hereof has been paid. The scheduled future payments of Principal and Interest set forth on the Payment Schedule will be reduced in the event of a partial redemption of the Notes pursuant to Section 9.03 of the Trust Agreement.

The Notes are payable from the Trust Estate created pursuant to the Trust Agreement. Reference is made to the terms of the Trust Agreement for a description of the Trust Estate and of the purposes for which the amounts on deposit in the Trust Estate may be applied. The obligation of the relevant Borrower to pay amount due under the Promissory Notes is subject to the applicable G&I Obligors to make Contract Payments under the related Contract Obligations, which is subject to the availability of appropriations for the payment of Contract Payments. The obligation to make Contract Payments is neither a debt nor obligation of the G&I Obligor except in any fiscal year for which appropriations are available to make Contract Payments for the relevant Contract Obligation.

All amounts payable hereunder are to be paid in lawful money of the United States of America, which at the time of payment is legal tender.

The final payment on this Note shall be made at the Corporate Trust Office, upon the surrender of this Note. All other Principal and the Interest payable on this Note shall be paid by delivery of federal or other immediately available funds, by wire transfer or otherwise on the Payment Dates to the Noteholders at the addresses recorded on the Register.

This Note has been executed by the Trustee on behalf of the Trust pursuant to the terms of the Trust Agreement. Copies of the Trust Agreement and related documents are on file and available for inspection at the Corporate Trust Office and reference is hereby made to these documents, and any and all amendments thereto, for a description of the Trust Estate for, and the pledges and covenants securing, the Notes, the nature, extent and manner of enforcement of such pledges and covenants, the rights with respect thereto, and the other terms and conditions upon which the Notes are delivered thereunder.

The Notes shall be issued in minimum denominations of $500,000. The Notes, upon surrender thereof at the Corporate Trust Office with a written request for exchange satisfactory to the Trustee duly executed by the registered Noteholder or his, her or its attorney-in-fact duly authorized in writing, may be exchanged for an equal Principal amount of fully registered Notes and maturity of any minimum denomination as authorized in the Trust Agreement.

The Holder hereof, by its acceptance of this Note, agrees to be bound by the Transaction Documents, including the Trust Agreement. Distributions on this Note shall be made by wire transfer in immediately available funds to the Noteholder. Any reduction in the principal amount of this Note (or any predecessor Note) effected by any payments made shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

This Note is issued under and is subject to the terms, provisions and conditions of the Transaction Documents, including the Trust Agreement, to which Transaction Documents the Holder of this Note by virtue of the acceptance hereof assents and by which such Holder is bound. This Note shall be transferable only upon the Register, which shall be kept for that purpose at the Corporate Trust Office, upon surrender and cancellation of this Note together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered Noteholder or his, her or its duly authorized attorney-in-fact. Such instrument of transfer shall be delivered together with an investment letter of the transferee in the form of Exhibit B to the Trust Agreement. Upon such transfer a new fully registered Note or Notes will be issued to the transferee. The Trustee may treat the registered Noteholder hereof as the absolute owner hereof for all purposes, and the Trustee shall not be affected by any notice to the contrary.

The Notes are not subject to optional redemption. The Notes are subject to mandatory redemption in whole or in part, in accordance with Section 9.02 of the Trust Agreement. Reference is made to the Trust Agreement for a description of the terms and conditions applicable to mandatory redemption of the Notes and for the Redemption Price (including the premium, if any) payable to the Noteholders upon any such redemption.

If certain Events of Default occur as provided for in the Trust Agreement, the Notes shall be paid to the extent of available funds under the terms and conditions set forth in the Trust Agreement.

The Trustee has no obligation or liability to the registered Noteholders for the payment of the Notes, except from amounts on deposit in the Accounts for such purposes with the Trustee. The Trustee’s sole obligations are those obligations set forth in the Trust Agreement, including to prepare, execute and deliver the Notes, to administer, for the benefit of the Noteholders, the Trust Estate and the Accounts and Subaccounts established therein by the Trust Agreement, and to exercise on behalf of the Noteholders the remedies provided in the Trust Agreement under the terms and conditions therein set forth. The Trustee has no obligation to pay any portion of the Interest or Principal from any source other than the Accounts and Subaccounts established in the Trust Agreement.

Except as provided for in the Trust Agreement, the Trustee shall not have any obligation or liability to the registered Noteholders with respect to the payment, when due, of amounts owing under the Promissory Notes or any Contract Payments or with respect to the performance by such relevant Borrower and G&I Obligor of any other covenant made by it in the relevant Promissory Note and Contract Obligation, respectively.

This Note is issued with the express intent that it shall be treated as debt for all purposes, including United States federal income tax purposes. The Noteholder will by its acceptance of this Note agree to treat this Note as debt for all purposes, including United States federal income tax purposes, and to prepare and file any required tax returns and forms consistently with such treatment.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS TO THE EXTENT THEY WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This Note has been executed as of the date first stated above by the Trust by the signature of an authorized signatory of the Trustee solely in its capacity as trustee pursuant to and in accordance with the Trust Agreement.

HASI SYB 2013-1 TRUST

BY:	THE BANK OF NEW YORK MELLON, not in
its individual capacity, but solely as Trustee

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Signatory

PAYMENT SCHEDULE

FOR

COLLATERALIZED DEBT NOTE, NUMBER 1

[Omitted]

Instruction for Transfer

The Note must be presented for transfer and registration into Assignee’s name at the Corporate Trust Office of The Bank of New York Mellon, as trustee, as transfer agent. Checks should be made payable to the order of The Bank of New York Mellon, and should accompany each requested transfer. The re-registered Note may be picked up after seven Business Days or may be mailed according to the Holder’s instructions.

Notes will only be registered exactly as the name appears below. Direct inquiries regarding transfer shall be directed to the Trustee at the Corporate Trust Office.

The Record Date for any Payment Date is the 15th day (or the immediately preceding Business Day) prior to such Payment Date. IT IS THE RESPONSIBILITY OF THE ASSIGNEE TO PRESENT THE NOTE FOR TRANSFER. The Trustee’s sole responsibility is to pay the registered Noteholder as of Record Date. No claims for payment will be recognized other than for failure to pay the registered Noteholder. All other claims for payments, accrued Interest, etc. must be presented to the Assignor.

[FORM OF ASSIGNMENT]

For value received                                          the undersigned do(es) hereby sell, assign and transfer unto                                          the within mentioned registered Note and hereby irrevocably constitutes and appoint(s)                                          attorney, to transfer the same on the Register of the Trustee with full power of substitution in the premises.

Signature(s) of Noteholder(s)

Note: The signature(s) on this Assignment must correspond with the name(s) as written on the face of the within registered Note in every particular without alteration or enlargement or any change whatsoever.

Date:

Signature Guaranteed:

EXHIBIT A-2

FORM OF RESIDUAL TRUST CERTIFICATE

HASI SYB 2013-1 RESIDUAL TRUST CERTIFICATE

Number:

RESIDUAL TRUST CERTIFICATE evidencing a beneficial ownership interest in certain distributions of the Trust Estate of the HASI SYB 2013-1 Trust to be made pursuant to the Trust Agreement Relating to HASI SYB 2013-1 Trust dated as of December 20, 2013 (the “Trust Agreement”) by The Bank of New York Mellon, as trustee (the “Trustee”).

THIS RESIDUAL TRUST CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS RESIDUAL TRUST CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THIS CERTIFICATE IS NOT TRANSFERABLE BY EXCEPT AS PROVIDED IN THE TRUST AGREEMENT.

THIS CERTIFIES THAT [HASI SYB I LLC][HAT SYB I LLC] is the registered owner of a nonassessable, fully-paid, beneficial residual ownership interest in the Trust Estate.

The HASI SYB 2013-1 Trust was created pursuant to the Trust Agreement, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This is the duly authorized Residual Trust Certificate designated as a “Residual Trust Certificate” (herein called the “Residual Trust Certificate”). Also issued under the Trust Agreement is one class of Notes (the “Notes”). This Residual Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Residual Trust Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound.

The holder of this Residual Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Residual Trust Certificate are subordinated to the rights of the holders of the Notes as described in the Trust Agreement and the other Transaction Documents, as applicable.

Distributions on this Residual Trust Certificate will be made as provided in the Trust Agreement by wire transfer or check mailed to the holder of this Residual Trust Certificate without the presentation or surrender of this Residual Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Residual Trust Certificate will be made after due notice by ny-1120331

the Trustee of the pendency of such distribution and only upon presentation and surrender of this Residual Trust Certificate at the Corporate Trust Office or such other office or agency maintained for such purpose by the Trustee in New York, New York.

The Residual Trust Certificate does not represent an obligation of, or an interest in, the Trustee (as such or in its individual capacity) or any Affiliates of either of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or in the other related agreements to which they are a party. In addition, this Residual Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Estate, all as more specifically set forth herein and in the Trust Agreement and the other agreements executed in connection therewith.

The obligations and responsibilities created by the Trust Agreement and the Trust Estate created thereby shall terminate upon the payment to the holder of this Residual Trust Certificate of all amounts required to be paid to it pursuant to the Trust Agreement and the disposition of all property held as part of the Trust Estate.

The recitals contained herein shall be taken as the statements of the Residual Certificateholder named herein, and the Trustee assumes no personal responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Residual Trust Certificate or of the related Transaction Documents or any related document.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual or facsimile signature, this Residual Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any of the documents executed in connection therewith, or be valid for any purpose.

THIS RESIDUAL TRUST CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS TO THE EXTENT THAT THEY WOULD REQUIRE OR PERMIT APPLICATION OF LAWS OF ANY OTHER JURISDICTIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This Certificate has been executed by the Trust by the manual signature of an authorized signatory of the Trustee solely in its capacity as trustee pursuant to and in accordance with the Trust Agreement.

Date:

HASI SYB 2013-1 TRUST
BY:	THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Residual Certificates referred

to in the within-mentioned Trust Agreement

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Signatory

Instruction for Transfer

The Residual Trust Certificate must be presented for transfer and registration into Assignee’s name at the Corporate Trust Office of The Bank of New York Mellon, as trustee, as transfer agent. Checks should be made payable to the order of The Bank of New York Mellon, and should accompany each requested transfer. The re-registered Residual Trust Certificate may be picked up after seven Business Days or may be mailed according to the Holder’s instructions.

Residual Trust Certificates will only be registered exactly as the name appears below. Direct inquiries regarding transfer shall be directed to the Trustee at the Corporate Trust Office.

[FORM OF ASSIGNMENT]

For value received                                          the undersigned do(es) hereby sell, assign and transfer unto                                          the within mentioned registered Residual Trust Certificate and hereby irrevocably constitutes and appoint(s)                                          attorney, to transfer the same on the Register of the Trustee with full power of substitution in the premises.

Signature(s) of Residual Certificateholder(s)

Note: The signature(s) on this Assignment must correspond with the name(s) as written on the face of the within registered Residual Trust Certificate in every particular without alteration or enlargement or any change whatsoever.

Date:

Signature Guaranteed:

EXHIBIT B

FORM OF TRANSFEREE CERTIFICATE

[Date]

The Bank of New York Mellon

Attention:  Corporate Trust Services

Re:	HASI SYB 2013-1

Dear Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by                                          (the “Transferor”) to                                          (the “Transferee”) of the captioned Note(s) (the “Note”), pursuant to §3.03(b) of a Trust Agreement Relating to HASI SYB 2013-1 (the “Trust Agreement”), dated as of December [    ], 2013, by THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”) and others. All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Transferee hereby certifies, represents and warrants to you that:

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Note for its own account or for the account of a qualified institutional buyer, and understands that such Note may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchasers for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

2. The Transferee will not sell or otherwise transfer any portion of its interest in the Note except in compliance with the provisions of §3.03(b) of the Trust Agreement.

3. The Transferee hereby makes the representations and warranties set forth in §6 of the Purchase Agreement.

4. Transferee acknowledges that the Notes have not been registered under the Securities Act of 1933, as amended, and have been issued in certificated form and are not eligible to be deposited with the Depository Trust Company or any other book-entry or certificateless system.

ny-1120331

5. The Transferee acknowledges that the Trust has not and does not propose to, and that it has not and does not propose to make a public offering of any Notes or other securities issued by the Trust.

6. The Transferee is a “qualified purchaser” within the meaning of §2(a)(51) of the Investment Company Act of 1940 (the “1940 Act”) (as such term may be amended from time to time) and the related rules.

7. The Transferee understands that, except as set forth in the Trust Agreement, no subsequent transfer of the Note is permitted unless we cause our proposed transferee to provide to the Trustee, on behalf of the Trust, and the Registrar a letter substantially in the form of this letter, or such other written statement as the Trustee shall prescribe.

8. We understand that any purported sale, transfer or other disposition of the Notes (or any interest in such Notes) in contravention of the restrictions and conditions set forth above and in the Trust Agreement will be null and void (each, a “Void Note Transfer”), and the purported transferee in a Void Note Transfer will not be recognized by the Trustee, the Trust or any other person as a Noteholder for any purpose.

9. The Transferee agrees to treat the Notes as indebtedness for all purposes, including applicable federal, state and local income and franchise tax law purposes and for purposes of any other tax imposed on, or measured by, income.

10. We acknowledge that the Trust and Trustee will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by us are no longer accurate, we will promptly notify the Trustee and the Trust.

Very truly yours,

(Transferee)

By
Name:
Title:

ny-1120331

EXHIBIT C

TRUSTEE FEE DESCRIPTION

The Trustee shall be paid the Trustee Fee as compensation for its services and payment of the costs incurred in connection with the performance of the duties reasonably required in the administration of the Trust in the ordinary course. Such services and costs shall include, without limitation, the delivery of notices and reports required under the Trust Agreement, the distribution of funds to the Noteholders and Residual Certificateholders, communications with the Noteholders and Residual Certificateholders in the ordinary course, any fees or other costs incurred in connection with the appointment of an Agent pursuant to Sections 7.05 and 7.06 of the Trust Agreement, and other activities reasonably related to the administration of the Trust.

EXHIBIT D

FORM OF PROMISSORY NOTE

[Omitted]

EXHIBIT E

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of December 20, 2013, is made between HASI SYB I LLC, a Maryland limited liability company (the “Borrower”) and HASI SYB 2013-1 Trust (the “Lender”), acting through its trustee, The Bank of New York Mellon.

The Borrower and the Lender are parties to a Promissory Note dated as of December 20, 2013 (as amended, modified, renewed or extended from time to time, the “Promissory Note”). It is a condition of the Promissory Note that the Borrower enter into this Agreement and grant to the Lender the security interests hereinafter provided to secure the obligations of the Borrower described below.

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Promissory Note.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accounts” means any and all of the Borrower’s accounts, as such term is defined in Section 9-102 of the UCC, relating to the Underlying Financing Agreements.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Borrower in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral.

“Collateral” has the meaning set forth in Section 2.

“Collateral Accounts” means the accounts as set forth in Schedule 1.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank or other Person establishing the Lender’s control with respect to any Deposit Accounts for purposes of UCC Sections 9-104.

“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the UCC, maintained by or for the benefit of the Borrower, whether or not restricted or designated for a particular purpose.

“Equipment” means any equipment, machinery, structures, fixtures or other tangible property (including building materials and supplies, mains, meters, valves, fixtures, fittings and appurtenances thereto), wherever located or installed, which are installed as part of or are to be used in connection with a Contract Obligation, together with all attachments or accessions thereto, and all substitutions and replacements thereof.

“General Intangibles” means all proceeds, as such term is defined in Section 9-102 of the UCC.

“Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.

“Rights to Payment” means any and all of the Borrower’s Accounts and any and all of the Borrower’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to the Underlying Financing Agreements.

“Secured Obligations” means the indebtedness, liabilities and other obligations of the Borrower to the Lender under the Promissory Note and this Agreement, including all unpaid principal of the Promissory Note, all interest accrued thereon and all other amounts payable by the Borrower to the Lender thereunder or hereunder or in connection therewith or herewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Borrower of any bankruptcy or similar proceeding naming the Borrower as the debtor in such proceeding.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

“Trust Agreement” means that certain Trust Agreement related to the HASI SYB 2013-1 Trust, dated as of even date herewith, with respect to the formation of the Lender as set forth therein.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

“Underlying Financing Agreements” means the agreements as set forth in Schedule 1.

(c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

SECTION 2 Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Borrower hereby grants to the Lender a security interest in all of the Borrower’s right, title and interest in, to and under the following personal property, if any, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i) the Underlying Financing Agreements and Equipment related thereto;

(ii) all Rights to Payment;

(iii) the Collateral Accounts;

(iv) all Books related to the foregoing;

(v) all General Intangibles related to the foregoing; and

(vi) all money, products and Proceeds of the foregoing;

provided that the term “Collateral” shall not include any right, title or interest in any permit, lease, license, contract, instrument, document, franchise, general intangible or other agreement entered into by the Borrower (x) that validly prohibits the creation by the Borrower of a security interest, lien or other encumbrance thereon or expressly requires the consent of any person other than the Borrower, which consent has not been obtained as a condition to the creation of such security interest, lien or other encumbrance or that would be breached or give any party the right to terminate it as a result of creation of such security interest, lien or other encumbrance, or (y) to the extent that any law applicable thereto prohibits the creation of a security interest, lien or other encumbrance thereon, but only, in each case, to the extent, and for so long as, such prohibition or requirement for consent is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law.

(b) Continuing Security Interest. The Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 14.

SECTION 3 Perfection and Priority.

(a) Financing Statements. The Borrower hereby authorizes the Lender to file at any time and from time to time any financing statements describing the Collateral, and the Borrower shall execute and deliver to the Lender, and the Borrower hereby authorizes the Lender to file (with or without the Borrower’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, assignments, fixture filings, affidavits, reports, notices and other documents and instruments, in form satisfactory to the Lender, as the Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Lender’s security interest in the Collateral and to accomplish the purposes of this Agreement.

(b) Control. The Borrower will cooperate with the Lender in obtaining control (as defined in the UCC) of the Collateral Accounts.

SECTION 4 Representations and Warranties. In addition to the representations and warranties of the Borrower set forth in the Promissory Note, the Borrower represents and warrants to the Lender that:

(a) Location of Chief Executive Office and Collateral. The Borrower’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1.

(b) Jurisdiction of Organization and Names. The Borrower’s jurisdiction of organization is set forth in Schedule 1, and the Borrower’s exact legal name is as set forth in the first paragraph of this Agreement.

(c) Collateral. The Borrower has rights in or the power to transfer the Collateral, and the Borrower is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in such Collateral, will be the sole and complete owner thereof), free from any lien other than as permitted by the Promissory Note.

(d) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Borrower now has rights and will create a security interest which is enforceable against the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights; (ii) the Lender has a first priority security interest in the Collateral in which the Borrower now has rights, and will have a first priority security interest in the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

(e) Control Agreements. No Control Agreements exist with respect to any Collateral Accounts other than any Control Agreements in favor of the Lender.

SECTION 5 Covenants. In addition to the covenants of the Borrower set forth in the Promissory Note so long as amount payable by the Borrower under the Promissory Note or this Agreement shall remain outstanding, the Borrower shall:

(a) Preservation of Collateral. The Borrower will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Change in Name, Identity or Structure. The Borrower will give at least 30 days’ prior written notice to the Lender of (i) any change in its name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new such registration) and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

(c) Maintenance of Records. The Borrower will keep separate, accurate and complete Books with respect to the Collateral, disclosing the Lender’s security interest hereunder.

(d) Notices, Reports and Information. The Borrower will notify the Lender of any other modifications of or additions to Schedule 1.

SECTION 6 Collection of Rights to Payment. Until the Lender exercises its rights hereunder to collect Rights to Payment, the Borrower shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to

Payment. At the request of the Lender, upon the occurrence and during the continuance of any Event of Default, all remittances received by the Borrower shall be held in trust for the Lender and, in accordance with the Lender’s instructions, remitted to the Lender or deposited to an account with the Lender in the form received (with any necessary endorsements or instruments of assignment or transfer).

SECTION 7 Authorization; Lender Appointed Attorney-in-Fact. The Lender shall have the right to, in the name of the Borrower, or in the name of the Lender, without notice to or assent by the Borrower, and the Borrower hereby constitutes and appoints the Lender (and any of Lender’s officers or employees or agents designated by the Lender) as the Borrower’s true and lawful attorney-in-fact, with full power and authority to:

(i) file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of or provide notice of the Lender’s security interest in the Collateral;

(ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(iii) establish lockbox or similar arrangements for the payment of the Rights to Payment;

(iv) send requests for verification of Rights to Payment with respect to the Underlying Financing Agreements to the obligors of the Borrower;

(v) contact, or direct the Borrower to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Lender;

(vi) exercise dominion and control over, and refuse to permit further withdrawals from the Collateral Accounts pursuant to this Agreement and the Control Agreements with respect to such Collateral Accounts;

(vii) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Lender; and (viii) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Lender may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Lender with respect to the Collateral.

The Lender agrees that, except upon the occurrence and during the continuance of an Event of Default or as expressly provided in the Trust Agreement, it shall not exercise the power of attorney, or any rights granted to the Lender, pursuant to clauses (ii) through (viii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. The Borrower hereby ratifies, to the extent permitted by law, all that the Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Lender shall have, in addition to all other rights and remedies granted to it in the Promissory Note and this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Borrower agrees that:

(i) The Lender may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(ii) The Lender may withdraw (or cause to be withdrawn) any and all funds from the Collateral Accounts.

(iii) The Lender may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Lender deems advisable; provided, however, that the Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Lender. The Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases, to the extent permitted by law. The Lender shall give the Borrower such notice of any public or private sale as may be required by the UCC or other applicable law.

(iv) The Lender shall not have any obligation to prepare the Collateral for sale. The Lender has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other person liable for them and the Lender may release, modify or waive any Collateral provided by any other person to secure any of the Secured Obligations, all without affecting the Lender’s rights against the Borrower. The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Secured Obligations. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Lender sells any of the Collateral upon credit, the Borrower will be credited only with payments actually made by the purchaser, received by the Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and the Borrower shall be credited with the proceeds of the sale.

(b) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to payment and performance the Secured Obligations. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Borrower.

SECTION 9 Certain Waivers. The Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Lender (a) to proceed against any person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in any Lender’s power, or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against any Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 10 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Promissory Note.

SECTION 11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

SECTION 12 Entire Agreement; Amendment. This Agreement reflects the entire agreement between the Borrower and the Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

SECTION 13 Counterparts. This Agreement may be executed in counterparts and such counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 14 Termination. Upon the payment and performance in full of all Secured Obligations, the security interests created by this Agreement shall terminate and the Lender shall promptly execute and deliver to the Borrower such documents and instruments reasonably requested by the Borrower as shall be necessary to evidence termination of all security interests given by the Borrower to the Lender hereunder. In connection with any Buyout Prepayment, upon the payment thereof, the Underlying Financing Documents specified in the related Cure Notice and related rights shall cease to be part of the Collateral and the Lender shall promptly execute and deliver to the Borrower such documents and instruments reasonably requested by the Borrower as shall be necessary to evidence of the release thereof from the Collateral.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

HASI SYB I LLC

By:
Name: Jeffrey W. Eckel
Title: President

HASI SYB 2013-1 TRUST

By:	The Bank of New York Mellon, not in its individual capacity but solely as Trustee

By:
Name:
Title:

[Signature Page to Security Agreement | HASI SYB I LLC]

SCHEDULE 1

to the Security Agreement

[Omitted]